Agreements filed as exhibits may contain representations and warranties that have been negotiated between the parties to the agreement. Such representations and warranties should not be relied upon by any shareholder of the Corporation in any investment decision in the Corporation's securities.

CLIFFORD
CHANCE


                                                                  Execution Copy

                               DATED 14 JUNE 2005
                                KRONOS TITAN GMBH
                             KRONOS EUROPE S.A./N.V.
                                 KRONOS TITAN AS
                                 KRONOS NORGE AS
                                   TITANIA AS
                                       AND
                               KRONOS DENMARK APS
                                  AS BORROWERS

                                KRONOS TITAN GMBH
                             KRONOS EUROPE S.A./N.V.
                                 KRONOS NORGE AS
                                       AND
                               KRONOS DENMARK APS
                                  AS GUARANTORS

                                      WITH

                          DEUTSCHE BANK LUXEMBOURG S.A.
                                 ACTING AS AGENT


--------------------------------------------------------------------------------
                           SECOND AMENDMENT AGREEMENT
                                  RELATING TO A
                               FACILITY AGREEMENT
                               DATED 25 JUNE 2002
                      (as amended by an amendment agreement
                             dated 3 September 2004)
--------------------------------------------------------------------------------


                                    CONTENTS

    CLAUSE                                                          PAGE
1.  Definitions and Interpretation.........................................2

2.  Amendment..............................................................3

3.  Representations........................................................3

4.  Continuity and further Assurance.......................................3

5.  Fees, Costs and Expenses...............................................4

6.  Transfer and Assignment................................................4

7.  Miscellaneous..........................................................6

SCHEDULE 1 Conditions Precedent............................................7

SCHEDULE 2 Amended Facility Agreement......................................9

SCHEDULE 3 Transfer of Available Commitments/Participations...............10

THIS SECOND AMENDMENT AGREEMENT is dated 14 June 2005 (the "Agreement") and is made between:

(1) Kronos Titan GmbH (formerly known as Kronos Titan GmbH & Co. oHG), a limited liability company (Gesellschaft mit beschrankter Haftung) organised under the laws of the Federal Republic of Germany, having its business address at Peschstrasse 5, 51373 Leverkusen, Federal Republic of Germany, which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Koln under HRB 52058 (the "German Borrower");

(2) Kronos Europe S.A./N.V., a Belgian company with its registered office at Langerbruggekaai 10, 9000 Ghent, Belgium, registered nationally under RPR 0449.103.862 (the "Belgian Borrower");

(3) Kronos Titan AS, a Norwegian company with registered office at Titangt. 1, 1630 Gamle Fredrikstad, Norway, registered under no. 948 616 491 (the "Norwegian Borrower 1");

(4) Titania AS, a Norwegian company with registered office at 4380 Hauge i Dalane, Norway, registered under no. 916 769 318 (the "Norwegian Borrower 2");

(5) Kronos Norge AS, a Norwegian company with registered office at Titangt. 1, 1630 Gamle Fredrikstad, Norway, registered under no. 816 769 132 (the "Norwegian Borrower 3" and together with the Norwegian Borrower 1 and the Norwegian Borrower 2, collectively the "Norwegian Borrowers");

(6) Kronos Denmark ApS, a Danish company with registered office at Hanne Nielsens Vej 10, 2840 Holte, Denmark, with registration number CVR. no. 24 24 27 81 (the "Danish Borrower");

(7)     Deutsche Bank AG as mandated lead arranger;

(8)     THE EXITING LENDERS as specified on the signature page;

(9) THE CONTINUING LENDERS as specified on the signature page (the Exiting Lenders and the Continuing Lenders are herein collectively referred to as the "Lenders"); and

(10) Deutsche Bank Luxembourg S.A. as agent for the Finance Parties (as defined in the Original Facility Agreement) (the "Agent") and as security agent for the Secured Parties (as defined in the Original Facility Agreement).

RECITALS:

(A) The Lenders made a facility available to the German Borrower, the Belgian Borrower, the Norwegian Borrowers and the Danish Borrower pursuant to the terms and conditions under the Original Facility Agreement (as defined below).

(B) The parties hereto have agreed to amend the Original Facility Agreement pursuant to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Amended Facility Agreement" means the Original Facility Agreement, as amended by this Agreement.

        "Effective Date" means the date on which the Agent confirms to the Lenders and the German Borrower in writing that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

        "Original Facility Agreement" means the EUR 80,000,000 multicurrency revolving facility agreement dated 25 June 2002 (as amended by a first amendment agreement dated 3 September 2004) between, inter alia, Kronos Titan GmbH (formerly known as Kronos Titan GmbH & Co. oHG), Kronos Europe S.A./N.V. and others as borrowers, Kronos Titan GmbH (formerly known as Kronos Titan GmbH & Co. oHG), Kronos Europe S.A./N.V. and others as guarantors, Deutsche Bank AG as mandated lead arranger, Deutsche Bank Luxembourg S.A. as agent and security agent and others.

1.2 Unless a contrary indication appears, terms used in the Original Facility Agreement shall, when used in this Agreement have the same meaning as in the Original Facility Agreement.

1.3 Any reference in this Agreement to a "Clause" or a "sub-clause" shall, subject to any contrary indication, be construed as a reference to a clause or a sub-clause hereof.

2.      AMENDMENT

2.1     Amendment of the Original Facility Agreement

        As of the Effective Date, the Original Facility Agreement shall be amended so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended Facility Agreement).

2.2     Security Confirmation

        (a) The German Borrower hereby confirms that the Security Documents entered into by it continue in full force and effect and also shall secure its obligations and the obligations of any of the other Obligors under the Amended Facility Agreement.

        (b) The Belgian Borrower hereby confirms that the Security Documents entered into by it continue in full force and effect and also shall secure its obligations and the obligations of any of the other Obligors under the Amended Facility Agreement.

        (c) Kronos Denmark ApS hereby confirms that the Security Documents entered into by it continue in full force and effect and also shall secure its obligations and the obligations of any of the other Obligors under the Amended Facility Agreement

        (d) Each of the Norwegian Borrowers hereby confirms that the Security Documents entered into by it continue in full force and effect and also shall secure its obligations and the obligations of any of the other Norwegian Borrowers under the Amended Facility Agreement, in each case to the extent as permitted under the Norwegian Companies Act 1997 Section 8-7.

3.      REPRESENTATIONS

        As of the Effective Date, the Obligors make the representations set out in Clause 22 (Representations) (other than Clause 22.10) of the Original Facility Agreement as if each reference in those representations to "this Agreement" or "the Finance Documents" includes a reference to (a) this Agreement and (b) the Amended Facility Agreement.

4.      CONTINUITY AND FURTHER ASSURANCE

4.1     Continuing obligations

        The provisions of the Original Facility Agreement shall, save as amended in this Agreement, continue in full force and effect.

4.2     Further assurance

        Each of the Obligors shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.      FEES, COSTS AND EXPENSES

5.1     Transaction expenses

1 Each of the Borrowers shall within three Business Days of demand, pay the Agent the amount of all reasonable out-of-pocket costs and expenses (including reasonable legal fees of outside counsel) reasonably incurred by the Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2     Enforcement costs

        Each of the Borrowers shall, within three Business Days of demand, pay to each Secured Party and the Mandated Lead Arranger the amount of all reasonable out-of-pocket costs and expenses (including legal fees) reasonably incurred by that Secured Party or the Mandated Lead Arranger in connection with the enforcement of, or the preservation of any rights, powers and remedies under this Agreement.

5.3     Stamp taxes

        The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

6.      TRANSFER AND ASSIGNMENT

6.1 Each Lender confirms that the details in Part I and Part II of Schedule 3 (Transfer of Available Commitment/Loans) accurately summarise its participation in the Facility made available under the Original Facility Agreement.

6.2 Each Exiting Lender hereby assigns and transfers, with effect from the Effective Date (aufschiebende Befristung), such part of its Available Commitment and its participation in outstanding Letters of Credit
        (together with all its rights and obligations under the Finance Documents relating thereto) as is set out in Part III and Part IV of
        Schedule 3 (Transfer of Available Commitments/Participations) to such Continuing Lender as is set out in Part III and Part IV of Schedule 3 (Transfer of Available Commitments/Participations) in accordance with paragraph (b) of Clause 27.5 (Procedure for Transfer) of the Original Facility Agreement so that each Continuing Lender's Available Commitment is as referred to in Part V of Schedule 3 (Transfer of Available Commitments/Participations) and each Continuing Lender's participation in outstanding Letters of Credit is as referred to in Part VI of
        Schedule 3 (Transfer of Available Commitments/Participations).

6.3 Each of the Continuing Lenders hereby accepts such transfer and assignment.

6.4 Each Continuing Lender confirms that it has received such information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the respective Exiting Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the respective Exiting Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

6.5 Each Exiting Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or, in any case, any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Finance Documents or, in any case, any document relating thereto and any and all such conditions and warranties, whether express or implied by law or, in any case, otherwise, are hereby excluded.

6.6 Each Exiting Lender hereby gives notice that nothing herein or in the other Finance Documents (or, in any case, any document relating thereto) shall oblige such Exiting Lender to (a) accept a re-transfer from the respective Continuing Lender of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the respective Continuing Lender for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or, in any case, any document relating thereto) of its obligations under any such document. The respective Continuing Lender hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

6.7 Each Exiting Lender and the respective Continuing Lender hereby agree that the benefit of the guarantees and indemnities granted pursuant to Clause 21 (Guarantee and Indemnity) of the Original Facility Agreement and the benefit of each of the Security Documents shall be transferred to the respective Continuing Lender on the Effective Date to the extent such guarantees and indemnities relate to the portion of the Outstandings assigned and transferred to the respective Continuing Lender pursuant hereto.

6.8 Each Continuing Lender hereby expressly consents to the declarations of the Security Agent made on behalf and in the name of such Continuing Lender as Future Pledgee (as such term is defined in the Security Documents, being pledges which are governed by German law) in such Security Documents. Each Continuing Lender confirms that it is aware of the content of such Security Documents.

7.      MISCELLANEOUS

7.1     Incorporation of terms

        The provisions of Clause 37 (Partial Invalidity), Clause 38 (Remedies and waivers), Clause 40 (Governing Law) and Clause 41.1 (Jurisdiction of German Courts) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

7.2     Designation as Finance Document

        The German Borrower and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of Finance Document in the Original Facility Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              Conditions Precedent

1.      Obligors

        (a)  A copy of the constitutional documents of each Obligor.

        (b) A copy of a resolution of the board of directors of the Belgian Borrower, each Norwegian Borrower and the Danish Borrower:

             (i) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it executes this Agreement;

             (ii) authorising a specified person or persons to execute this Agreement on its behalf; and

             (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

        (c) A copy of a resolution signed by all the holders of the issued shares in the German Borrower, approving the terms of, and the transactions contemplated by, this Agreement.

        (d) A specimen of the signature of each person authorised to sign this Agreement.

        (e) A certificate validly signed on behalf of the relevant Obligor confirming that borrowing and/or guaranteeing the Total Commitments would not cause any borrowing and/or guaranteeing limit binding on it to be exceeded.

        (f) A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this
             Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

        (g) The Original Financial Statements (as defined in the Amended Facility Agreement) of each Obligor.

2.      Legal Opinions

        (a) A legal opinion of Clifford Chance Partnerschaftsgesellschaft, legal advisers to the Agent in Germany, substantially in the form distributed to the Lenders prior to signing this Agreement.

        (b) A legal opinion of Clifford Chance, legal advisers to the Agent in Belgium, substantially in the form distributed to the Lenders prior to signing this Agreement.

        (c) A legal opinion of Bugge, Arentz-Hansen & Rasmussen, legal advisers to the Agent in Norway, substantially in the form distributed to the Lenders prior to signing this Agreement.

        (d) A legal opinion of Gorissen Federspiel Kierkegaard, legal advisers to the Agent in Denmark, substantially in the form distributed to the Lenders prior to signing this Agreement.

        (e) A legal opinion of Clifford Chance LLP, legal advisers to the Agent in the United States of America, substantially in the form distributed to the Lenders prior to signing this Agreement.

3.      Other documents and evidence

        (a) A copy of a confirmation agreement relating to the Subordination Agreement, duly executed by the Parent and the German Borrower.

        (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.

                                   SCHEDULE 2
                           Amended Facility Agreement


CLIFFORD
CHANCE
                                                                  Conformed Copy


                               DATED 25 June 2002
    as amended by an amendment agreement dated 3 September 2004 and a second amendment agreement dated 14 June 2005

                           KRONOS TITAN GMBH & CO. OHG
                             KRONOS EUROPE S.A./N.V.
                                 KRONOS TITAN AS
                                       and
                                   TITANIA AS
                                  as Borrowers

                           KRONOS TITAN GMBH & CO. OHG
                             KRONOS EUROPE S.A./N.V.
                                       and
                                 KRONOS NORGE AS
                                  as Guarantors

                               KRONOS DENMARK APS
                              as Security Provider

                                DEUTSCHE BANK AG
                            as Mandated Lead Arranger

                          DEUTSCHE BANK LUXEMBOURG S.A.
                           as Agent and Security Agent
                                       and
                                   KBC BANK NV
                                as Fronting Bank

                                       and

                                     Others
--------------------------------------------------------------------------------
                                 EUR 80,000,000
                               FACILITY AGREEMENT
--------------------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                    PAGE

1.  Definitions And Interpretation...........................................1


2.  The Facility............................................................20


3.  Purpose.................................................................20


4.  Conditions Of Utilisation...............................................20


5.  Utilisation.............................................................22


6.  Optional Currencies.....................................................23


7.  Letters of Credit.......................................................24


8.  Repayment...............................................................26


9.  Borrower's Liabilities In Relation To Letters Of Credit.................26


10. Prepayment And Cancellation.............................................28


11. Interest................................................................31


12. Default Interest........................................................31


13. Interest Periods and Terms..............................................32


14. Changes To The Calculation Of Interest..................................33


15. Fees....................................................................34


16. Tax Gross Up And Indemnities............................................36


17. Increased Costs.........................................................40


18. Other Indemnities.......................................................41


19. Mitigation By The Lenders...............................................42


20. Costs And Expenses......................................................43


21. Guarantee And Indemnity.................................................45


22. Representations.........................................................48


23. Information Undertakings................................................52


24. Financial Covenants.....................................................54


25. General Undertakings....................................................56


26. Events Of Default.......................................................64


27. Changes To The Lenders..................................................69


28. Changes To The Obligors.................................................73


29. Role Of The Agent, the Security Agent And The Mandated Lead Arranger ...74


30. Conduct Of Business By The Finance Parties..............................83


31. Sharing Among The Finance Parties.......................................83


32. The Lenders and the Fronting Bank.......................................85


33. Payment Mechanics.......................................................88


34. Set-Off.................................................................91


36. Calculations And Certificates...........................................94


37. Partial Invalidity......................................................94


38. Remedies And Waivers....................................................94


39. Amendments And Waivers..................................................94


40. Governing Law...........................................................96


41. Enforcement.............................................................96


SCHEDULE 1  The Original Lenders............................................97


SCHEDULE 2  Conditions Precedent............................................98


SCHEDULE 3  Utilisation Request.................... .......................102


SCHEDULE 4  Mandatory Cost Formulae........................................104


SCHEDULE 5 Form of Transfer Certificate....................................108


SCHEDULE 6 Form of Compliance Certificate..................................112


SCHEDULE 7  Existing Security..............................................114


SCHEDULE 8 Existing Financial Indebtedness.................................115


SCHEDULE 9 Timetables......................................................116


SCHEDULE 10 Form of Combining Schedule.....................................119


SCHEDULE 11 Form of Confidentiality Undertaking............................136


SCHEDULE 12 Form of Letter of Credit.......................................141


SCHEDULE 13 Form of Auditor's Report.......................................143

THIS AGREEMENT is dated 25 June 2002 and made between:

(1) KRONOS TITAN GMBH & CO. OHG (the "German Borrower"), KRONOS EUROPE S.A./N.V. (the "Belgian Borrower"), KRONOS TITAN AS (the "Norwegian Borrower 1") and TITANIA AS (the "Norwegian Borrower 2") as borrowers (each a "Borrower" and together the "Borrowers");

(2) KRONOS TITAN GMBH & CO. OHG (the "German Guarantor"), KRONOS EUROPE S.A./N.V. (the "Belgian Guarantor") and KRONOS NORGE AS (the "Norwegian Guarantor") as guarantors (each a "Guarantor" and together the "Guarantors");

(3)     KRONOS DENMARK APS as additional security provider ("Kronos Denmark");

(4)     DEUTSCHE  BANK  AG  as  mandated  lead  arranger  (the   "Mandated  Lead
        Arranger");

(5)     KBC BANK NV as fronting bank (the "Fronting Bank");

(6) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Original Lenders"); and

(7) DEUTSCHE BANK LUXEMBOURG S.A. as agent of the other Finance Parties (the "Agent") and as Security Agent for the Secured Parties (the "Security Agent").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

        "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the European foreign exchange market at or about 11:00 a.m. on a particular day.

        "Amendment Agreement" means the amendment agreement dated [?] 2005 relating to this Agreement.

        "Applicable GAAP" means:

        (b) in relation to any Obligor whose jurisdiction of incorporation is the Federal Republic of Germany, generally accepted accounting principles in the Federal Republic of Germany;

        (c) in relation to any Obligor whose jurisdiction of incorporation is Belgium, generally accepted accounting principles in Belgium;

        (d) in relation to any Obligor whose jurisdiction of incorporation is Norway, generally accepted accounting principles in Norway; and

        (e) in relation to Kronos Denmark, generally accepted accounting principles in Denmark; and

        (f)  in relation to the Parent, US GAAP.

        "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "Availability Period" means the period from and including the date of this Agreement to and including the Business Day falling immediately before the Termination Date.

        "Available Commitment" means a Lender's Commitment minus:

        (a) the Base Currency Amount of its participation in any outstanding Loans and Letters of Credit; and

        (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans and Letters of Credit that are due to be made on or before the proposed Utilisation Date,

        other than that Lender's participation in any Loans and Letters of Credit that are due to be repaid, prepaid or expire on or before the proposed Utilisation Date.

        "Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

        "Base Currency" means euros.

        "Base Currency Amount" means, in relation to a Loan or a Letter of Credit, the amount specified in the Utilisation Request delivered by a Borrower for that Loan or a Letter of Credit (or, in the case of a Loan only, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date adjusted to reflect any repayment or prepayment of the Loan).

        "Break Costs" means the amount (if any) by which:

        (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

        "Business Day" means:

        (a) (in relation to any day other than a date for the payment, purchase of, or rate fixing relating to euro) a day, other than a Saturday or Sunday, on which banks are open for general business in Luxembourg, (in relation to the Letter of Credit) the principal financial centre of the country of the Facility Office of the Fronting Bank and (in relation to any date for payment or purchase of, or rate fixing relating to, a sum denominated in a currency other than euro) the principal financial centre of the country of that currency; or

        (b) (in relation to any date for payment, purchase of, or rate fixing relating to euro) any TARGET Day.

        "Capital Lease" means any lease or hire purchase contract which would, in accordance with Applicable GAAP, be treated as a finance or capital lease.

        "Cash Collateral" means, in relation to any Letter of Credit or L/C Proportion of a Letter of Credit, a deposit in an interest-bearing account or accounts with the Fronting Bank as the Agent (with the consent of the Fronting Bank) may specify, that deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Agent and the Fronting Bank.

        "Cash Collateral Documents" means any documents as the Agent may specify, to be entered into in relation to the Cash Collateral.

        "Cash Equivalent Investments" means:

        (a) marketable debt securities for which a recognised trading market exists (including money market funds that invest substantially all of their assets in debt securities accessible within 30 days) maturing within one year after the relevant date of calculation, denominated in euros, sterling or dollars or kroner ("Accepted Currency") issued by any member state of the European Union, Norway and the United States of America which are not convertible into any other form of security;

        (b) marketable debt securities for which a recognised trading market exists (including money market funds that invest substantially all of their assets in debt securities accessible within 30 days) maturing within one year after the relevant date of calculation, denominated in any Accepted Currency which are not convertible into any other form of security, rated P-1 (Moody's Investor Services Inc.) or A-1 (Standard & Poors' Corporation);

        (c) certificates of deposit and time deposits maturing within one year after the relevant date of calculation, denominated in any Accepted Currency issued by, and acceptances by, banking institutions authorised under applicable legislation of any member state of the European Union, the United States of America or Norway which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (b) above or which have minimum capital of EUR 250,000,000; and

        (d) such other securities (if any) as are approved in writing by the Agent,

        in each case to which any member of the Group is beneficially entitled at that time and which are not issued or guaranteed by any member of the Group.

        "Charged Property" means all the assets of the Borrowers or Kronos Denmark which from time to time are, or are expressed to be, the subject of the Transaction Security.

        "Combining Schedule" means a schedule substantially in the form set out in part I of Schedule 10 (Form of Combining Schedule) when delivered pursuant to Clause 23.3(a)(i) and part II of Schedule 10 (Form of Combining Schedule) when delivered pursuant to Clause 23.3(a)(ii), in each case combining the financial information of the Parent including each of the Obligors and its Subsidiaries (on a legal entity basis) which is used to prepare and corresponds with the Parent's (audited, in the case of a financial year) consolidated balance sheet and statements of income and cash flows for the relevant financial year or financial quarter (as the case may be), in each case prepared using US GAAP.

        "Commitment" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Compliance Certificate" means a certificate substantially in the form set out in part I of Schedule 6 (Form of Compliance Certificate).

        "Confidentiality Undertaking" means a confidentiality undertaking substantially as set out in Schedule 11 (Form of Confidentiality Undertaking) or in any other form agreed between the German Borrower and the Agent.

        "Default" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

        "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

        "Environmental Law" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "EURIBOR" means, in relation to any Loan in euro:

        (a)  the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

        "Expiry Date" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability under that Letter of Credit is to be reduced to zero provided that any such date will end on or before the Termination Date.

        "Facility" means the revolving loan and letter of credit facility made available under this Agreement as described in Clause 2 (The Facility).

        "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arranger and the German Borrower (or the Agent and the German Borrower or the Fronting Bank and the relevant Borrower) setting out any of the fees referred to in Clause 15 (Fees).

        "Finance  Document" means this Agreement,  the Security  Documents,  the
        Subordination   Agreement,   any  Fee  Letter  and  any  other  document
        designated as such by the Agent and the German Borrower.

        "Finance Party" means the Agent, the Mandated Lead Arranger, the Fronting Bank, the Security Agent or a Lender.

        "Financial Indebtedness" means any indebtedness for or in respect of:

        (a)  moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (d)  the amount of any liability in respect of any Capital Lease;

        (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

        (f) any amount under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing as defined in paragraphs (a) or (c) above (which, for the avoidance of doubt, shall not include deferred payment obligations which are standard within the industry and in the ordinary course of business);

        (g) any derivative transaction and the resulting net liability as determined from time to time, if any, entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

        (h)  any  counter-indemnity   obligation  in  respect  of  a  guarantee,
             indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

        (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

        "Fronting Bank" means KBC Bank NV.

        "Group" means each of the Obligors and their Subsidiaries.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Intellectual Property" means all patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software and moral rights and in published and unpublished work), titles, rights to know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

        "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.1 (Default interest periods).

        "Intra-group  Loan" means a borrowing of money as defined in  paragraphs
        (a), (c) and (f) of the definition of Financial Indebtedness from the Parent or any other member of the Kronos Group by any member of the Group.

        "Kronos Group" means Kronos Worldwide, Inc. and its Subsidiaries (other than any such Subsidiaries which form part of the Group).

        "L/C Amount" means:

        (a) each sum paid or due and payable by the Fronting Bank to the beneficiary of a Letter of Credit pursuant to the terms of that Letter of Credit; and

        (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under a Letter of Credit), claims, losses and out-of-pocket expenses which the Fronting Bank incurs or sustains in connection with a Letter of Credit, in each case which has not been reimbursed pursuant to Clause 9 (Borrower's liabilities in relation to Letters of Credit).

        "L/C Commission Rate" means a letter of credit commission rate of 1.75 per cent. per annum.

        "L/C Proportion" means, in relation to a Lender in respect of any Letter of Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of that Letter of Credit.

        "Legal Opinions" means the legal opinions delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

        "Legal Reservations" means:

        (a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; and

        (b) the time bearing of claims, defences of set-off or counterclaim and similar principles which are set out in the Legal Opinions as qualifications as to matters of law.

        "Lender" means:

        (a)  any Original Lender; and

        (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "Letter of Credit" means a letter of credit issued or to be issued by the Fronting Bank under the Facility substantially in the form set out in Schedule 12 (Form of Letter of Credit) or in such other form requested by the Borrower which is acceptable to the Agent and the Fronting Bank.

        "LIBOR" means:

        (a) in relation to any Loan (other than a Loan denominated or to be denominated in sterling), the applicable Screen Rate; or

        (b) in relation to (i) any Loan denominated in or to be denominated in sterling or (ii) any other Loan if no Screen Rate is available for the currency or Interest Period of that other Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

        "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

        "LMA" means the Loan Market Association.

        "Majority Lenders" means:

        (a) until the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregate more than 51% of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Loans or Letters of Credit then outstanding, aggregated more than 51% of the Total Commitments immediately prior to the reduction); or

        (b) at any other time, a Lender or Lenders whose participations in the Outstandings aggregate more than 51% of all the Outstanding.

        "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

        "Margin" means 1.125 per cent. per annum.

        "Material Adverse Effect" means a material adverse effect on the business, assets or financial condition of the German Borrower, the Belgian Borrower or the Group taken as a whole.

        "Material Contracts" means any agreements including licence agreements entered into by any member of the Group which is reasonably likely to be material to the business or financial condition of any Obligor or the Group taken as a whole.

        "Material Subsidiary" means Unterstutzungskasse Kronos Titan GmbH and any other Subsidiary of any Obligor:

        (a)  whose  total  assets   represent  5  per  cent.   or  more  of  the
             consolidated total assets of the Group; or

        (b) whose total operating income represents 5 per cent. or more of the consolidated total operating income of the Group,

        all as shown (in the case of any Subsidiary) in its most recent annual or half yearly accounts (consolidated, as the case may be, if it has Subsidiaries) and (in the case of the Group) the most recent annual or, as the case may be, half yearly Combining Schedules of the Group, provided that:

             (i) if any Material Subsidiary sells, transfers or otherwise disposes of the majority of its undertaking or assets (whether by a single transaction or a number of related transactions) to any other member of the Group:

                    (1) that other member of the Group shall be deemed to become a Material Subsidiary on the date of the relevant sale, transfer or disposal; and

                    (2) any Material Subsidiary which sells, transfers or otherwise disposes of the majority of its undertaking or assets (whether by a single transaction or a number of related transactions) shall no longer be a Material Subsidiary on the date of the relevant sale, transfer or disposal, until the Material Subsidiaries are next determined from the annual or half yearly accounts referred to above;

             (ii) if any Material Subsidiary does not satisfy either of the tests set out in paragraphs (a) and (b) above for reasons other than those referred to under paragraph (i) above, then such Material Subsidiary shall cease to be a Material Subsidiary from the point of time that the non-satisfaction of such tests can be determined from the annual audited accounts or the half yearly unaudited accounts referred to above; and

             (iii) if a Subsidiary has been acquired since the date as of which the latest consolidated annual or half yearly accounts of the Group were prepared, such accounts shall be adjusted in order to take into account the acquisition of such Subsidiary.

        "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

        The above exceptions will only apply to the last Month of any period.

        "Norwegian Borrowers" means the Norwegian Borrower 1, the Norwegian Borrower 2 and Kronos Norge AS.

        "Obligor" means a Borrower or a Guarantor.

        "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

        "Original Financial Statements" means:

        (a) in relation to the Norwegian Guarantor, its audited consolidated financial statements for the financial year ended 31 December 2004 prepared using Applicable GAAP;

        (b) in relation to each Obligor, its audited unconsolidated financial statements for the financial year ended 31 December 2004 prepared using Applicable GAAP; and

        (c) in relation to the Group, a Combining Schedule for the financial year ended 31 December 2004 prepared using US GAAP.

        "Outstandings" means at any time, the aggregate of the Base Currency Amounts of the outstanding Loans and the amount of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Letter of Credit. "Parent" means Kronos International, Inc., a Delaware corporation.

        "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

        "Party" means a party to this Agreement.

        "Permitted Affiliate Transactions" means any transaction entered into between any member of the Group and the Parent or any other member of the Kronos Group either (i) in the ordinary course of trading or business and in accordance with past practice or (ii) which is necessary to accommodate legal or regulatory requirements of such member of the Group.

        "Permitted Financial Indebtedness" means Financial Indebtedness, without duplication:

        (a)  arising under or permitted pursuant to the Finance Documents;

        (b) incurred with the prior written consent of the Majority Lenders and any Refinancing thereof;

        (c) existing on the date of this Agreement and listed in Schedule 8 (Existing Financial Indebtedness) and any Refinancing thereof, provided that the Financial Indebtedness referred to in item 1 of
             Schedule 8 (Existing  Financial  Indebtedness)  (or any Refinancing
             thereof) is repaid upon the first Utilisation Date and the Financial Indebtedness referred to in item 7 of Schedule 8 (Existing Financial Indebtedness) (or any Refinancing thereof) is repaid no later than 120 days from the date of this Agreement and provided further that any Refinancing of the Financial Indebtedness referred to in items 2 and 3 of Schedule 8 (Existing Financial Indebtedness) is subject to a subordination agreement between the debtor, the creditor and the Security Agent on substantially the same terms as in the Subordination Agreement;

        (d) arising under any derivative transaction entered into by any member of the Group in respect of Financial Indebtedness of such members of the Group and any Refinancing thereof provided that such derivative transactions are (i) entered into to protect members of the Group from fluctuations in interest rates on outstanding Financial Indebtedness to the extent the notional principal amount of such derivative transactions does not, at the time of the incurrence thereof, exceed the principal amount of the Financial Indebtedness to which such derivative transaction relates and (ii) entered into in the ordinary course of business of such members of the Group and not for investment or speculative purposes;

        (e) arising under any commodity agreements or currency agreements entered into by any member of the Group provided that (i) in the case of any such currency agreements which relate to Financial Indebtedness or trade payables of any member of the Group, such currency agreements do not increase the outstanding Financial Indebtedness or trade payables of such member of the Group (other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (ii) in the case of any such commodity agreements or currency agreements, such agreements are entered into in the ordinary course of business of such members of the Group and not for investment or speculative purposes;

        (f)  owed by any Obligor to any other Obligor;

        (g) owed by any member of the Group which is not an Obligor to any other member of the Group which is not an Obligor or to an Obligor, unless incurred in violation of this Agreement;

        (h) arising under any Intra-group Loans provided that the payment claims of the Parent or any other member of the Kronos Group in respect of any such Intra-group Loans have been subordinated to the claims of the Finance Parties pursuant to the Subordination Agreement; and

        (i) arising from the honouring by a Lender or other financial institution of a cheque, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Financial Indebtedness is extinguished within two Business Days of incurrence;

        (j) consisting of guarantees, indemnities or obligations in respect of customary purchase price adjustments in connection with the acquisition of or disposal over assets up to an aggregate amount of EUR 2,000,000 (or its equivalent in another currency or currencies);

        (k) incurred by the Norwegian Borrower 2 in the ordinary course of business to finance the purchase price for the acquisition of heavy earth moving equipment or other similar equipment related to mining by it or any Refinancing thereof up to an aggregate amount of EUR 10,000,000 (or its equivalent in another currency or currencies);

        (l) incurred by any member of the Group the principal amount of which (when aggregated with the principal amount of all other Financial Indebtedness incurred by the members of the Group other than any Financial Indebtedness permitted under paragraphs (a) to (k) above) does not exceed EUR 5,000,000 (or its equivalent in another currency or currencies).

        "Permitted Loans and Guarantees" means:

        (a) any guarantee or indemnity granted by any member of the Group or any assumption of liability in respect of any obligation of any other person made by any member of the Group in the ordinary course of its trading or business and upon terms usual for such trading or business;

        (b) any guarantee or indemnity required under any of the Finance Documents;

        (c) any loan, grant of credit, guarantee or indemnity or assumption of any liability in respect of any other person which is granted or made by any member of the Group who is not an Obligor to or for the benefit of an Obligor;

        (d) any loan, grant of credit, guarantee or indemnity or assumption of any liability in respect of any other person which is granted or made by any Obligor to or for the benefit of any other Obligor; and

        (e) any loan granted by any Obligor to any wholly-owned subsidiary being a member of the Group which is not an Obligor (including the sale or discounting of receivables by any member of the Group to the German Borrower) up to an aggregate amount of EUR 5,000,000.

        "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

        (a) (if the currency is euro) two TARGET Days before the first day of that period; or

        (b) (for any other currency) two Business Days before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "Reference Banks" means Deutsche Bank Luxembourg S.A. and the principal offices of Commerzbank Aktiengesellschaft and Dexia Bank Belgium NV/SA or such other bank or banks as may from time to time be agreed between the German Borrower and the Agent acting on the instructions of the Majority Lenders.

        "Refinance" means, in respect of any Financial Indebtedness, to refinance in whole or in part the amount of such Financial Indebtedness on arms' length terms and in accordance with market standards and the terms "Refinanced" and "Refinancing" shall be construed accordingly.

        "Relevant Interbank Market" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

        "Relevant Jurisdiction" means:

        (a)  the jurisdiction of incorporation of each member of the Group; and

        (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated.

        "Repeating Representations" means each of the representations set out in Clauses 22.1 (Status) to 22.6 (Governing law and enforcement), Clause
        22.9 (No default), Clause 22.13 (No proceedings pending or threatened), Clause 22.19 (Legal and beneficial owner) and Clause 22.20 (No winding up).

        "Rollover Loan" means one or more Loans:

        (a)  made or to be made on the same day that a:

             (i)    maturing Loan is due to be repaid; or

             (ii)   demand in respect of a Letter of Credit is due to be met;

        (b) the aggregate amount of which is equal to or less than the maturing Loan or Letter of Credit;

        (c) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)) or Letter of Credit; and

        (d)  made or to be made to the same Borrower for the purpose of:

             (i)    refinancing a maturing Loan; or

             (ii) satisfying any demand made by the Fronting Bank through the Agent pursuant to a drawing under a Letter of Credit.

        "Screen Rate" means:

        (a) in relation to any amount to be advanced or owing in euro, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

        (b) in all other respects, the British Bankers Association Interest Settlement Rate for the relevant currency and period,

        displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate in the Agent's reasonable discretion with the approval of the German Borrower (which approval shall not be unreasonably withheld or delayed) and after consultation with the Lenders.

        "Secured Parties" means the Security Agent, the Agent, the Fronting Bank and each Lender from time to time party to this Agreement.

        "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

        "Security Document" means each of the documents delivered to the Agent listed in Section 4 of Schedule 2 (Conditions Precedent) together with any other document entered into by a Borrower or Kronos Denmark creating or expressed to create Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

        "Specified Time" means a time determined in accordance with Schedule 9 (Timetables).

        "Structure Chart" means a chart showing the Parent and its Subsidiaries and any direct shareholders of any member of the Group and the relationship between all such entities.

        "Subordination Agreement" means the subordination agreement entered into between the Security Agent, the Parent and the German Borrower.

        "Subsidiary" means in relation to any company or corporation, a company or corporation:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

        "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "Term" means, in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date.

        "Termination Date" means the date falling 36 Months after the date of the Amendment Agreement.

        "Total Commitments" means the aggregate of the Commitments, being EUR 80,000,000 at the date of this Agreement.

        "Transaction Security" means the Security created or expressed to be created in favour of the Security Agent and/or the Secured Parties pursuant to the Security Documents or this Agreement.

        "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the German Borrower.

        "Transfer Date" means, in relation to a transfer, the later of:

        (a)  the proposed  Transfer Date specified in the Transfer  Certificate;
             and

        (b)  the date on which the Agent executes the Transfer Certificate.

        "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "US GAAP" means generally accepted accounting principles in the United States of America.

        "Utilisation" means a utilisation of the Facility, whether by way of Loan or Letter of Credit.

        "Utilisation Date" means the date of a Utilisation, being the date on which a Loan is to be made or the relevant Letter of Credit is to be issued.

        "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

1.2     Construction

        (a) Unless a contrary indication appears, any reference in this Agreement to:

             (i) the "Agent", the "Mandated Lead Arranger", the "Security Agent", any "Finance Party", any "Lender", the "Parent", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

             (ii) "assets" includes present and future properties, revenues and rights of every description;

             (iii) the "European interbank market" means the interbank market for euro operating in Participating Member States;

             (iv) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

             (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

             (vi) a Lender's "participation", in relation to a Letter of Credit, shall be construed as a reference to the rights and obligations of that Lender in relation to that Letter of Credit as are expressly set out in this Agreement;

             (vii) a "person" includes any individual, person, firm, company, corporation, unincorporated organisation, government, state or agency of a state or any association, trust, joint venture or partnership (whether or not having separate legal personality) or two or more of the foregoing;

             (viii) a  "regulation"  includes  any  regulation,  rule,  official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

             (ix) a provision of law is a reference to that provision as amended or re-enacted; and

             (x)    a time of day is a reference to Luxembourg time.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3     Currency  Symbols  and  Definitions
        "$" and "dollars" denote lawful currency of the United States of America, "(pound)" and "sterling" denote lawful currency of the United Kingdom, "NOK" and "kroner" denote lawful currency of Norway and "EUR" and "euro" means the single currency unit of the Participating Member States.

                                    SECTION 2
                                  THE FACILITY

2.      THE FACILITY

2.1     The Facility
        Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan and letter of credit facility in an aggregate amount equal to the Total Commitments.

2.2     Finance Parties' rights and obligations

        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (c)  A Finance  Party may,  except as  otherwise  stated in the  Finance
             Documents,   separately   enforce  its  rights  under  the  Finance
             Documents.

3.      PURPOSE

3.1     Purpose
        Each Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purposes, including its working capital requirements and refinancing its existing indebtedness.

3.2     Monitoring
        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     Initial  conditions  precedent
        No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent, except for the evidence referred to in paragraph 3 (a) of Schedule 2, provided that such evidence must be received by the Agent no later than on the Utilisation Date and prior to the first Utilisation. The Agent shall notify the German Borrower and the Lenders promptly upon being so satisfied.

4.2     Further conditions precedent
        The Lenders and the Fronting Bank will only be obliged to comply with Clause 5.4 (Lenders' and Fronting Bank participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

        (a) no Default is continuing or would result from the proposed Loan or Letter of Credit, as the case may be; and

        (b) the Repeating Representations to be made by each Obligor and Kronos Denmark are true in all material respects.

4.3     Conditions relating to Optional Currencies

        (a) A currency will constitute an Optional Currency in relation to a Loan if:

             (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

             (ii) it is either (y) dollars or kroner or (z) some other currency that has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

        (b) If the Agent has received a written request from a Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to that Borrower by the Specified Time:

             (i)    whether or not the Lenders have granted their approval; and

             (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4     Maximum number of Loans

        (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 8 or more Loans and/or 6 or more Letters of Credit would be outstanding.

        (b) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.

                                    SECTION 3
                                   UTILISATION

5.      UTILISATION

5.1     Delivery of a Utilisation Request
        A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     Completion of a Utilisation Request

        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

             (i) the proposed Utilisation Date is a Business Day within the Availability Period;

             (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

             (iii) the proposed Interest Period or Term, as the case may be, complies with Clause 13 (Interest Periods and Terms).

        (b) Only one Loan or Letter of Credit may be requested in each Utilisation Request.

5.3     Currency and amount

        (a) The currency specified in a Utilisation Request must be the Base Currency or, in the case of Loans only, an Optional Currency.

        (b)  The amount of the proposed Loan or Letter of Credit must be:

             (i) (in respect of a Loan) if the currency selected is the Base Currency, a minimum of EUR 5,000,000 or, if less, the Available Facility; or

             (ii) if the currency selected is dollars, a minimum of $ 5,000,000 or, if less, the Available Facility; or

             (iii) if the currency selected is kroner, a minimum of NOK 50,000,000, or, if less, the Available Facility; or

             (iv) if the currency selected is an Optional Currency other than dollars or kroner, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility provided that the minimum amount so specified by the Agent does not materially exceed the minimum amount set out in sub-paragraphs (i) of paragraph (b) above;

             (v) (in respect of a Letter of Credit) an amount which, when aggregated with the amount of Outstandings in respect of Letters of Credit at such time, does not exceed EUR 5,000,000; and

             (vi) in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4     Lenders' and Fronting Bank participation

        (a) If the conditions set out in this Agreement have been met, (i) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office, and (ii) the Fronting Bank shall issue each Letter of Credit through its Facility Office.

        (b) The amount of each Lender's participation in each Loan and each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan or issuing the Letter of Credit.

        (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.      OPTIONAL CURRENCIES

6.1     Selection of currency
        A Borrower shall select the currency of a Loan in a Utilisation Request.

6.2     Unavailability  of a  currency
        If before the Specified Time on any Quotation Day:

        (a) a Lender notifies the Agent that the Optional Currency (other than an Optional Currency which is dollars or kroner) requested is not readily available to it in the amount required; or

        (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3     Participation  in a Loan
        Each Lender's  participation  in a Loan will be determined in accordance
        with   paragraph   (b)  of  Clause  5.4   (Lenders'  and  Fronting  Bank
        participation).

7.      LETTERS OF CREDIT

7.1     Completion of Letters of Credit
        The Fronting Bank is authorised to issue any Letter of Credit pursuant to Clause 5 (Utilisation) by:

        (a) completing the issue date and the proposed Expiry Date of that Letter of Credit; and

        (b) executing and delivering that Letter of Credit to the relevant recipient on the Utilisation Date.

7.2     Renewal of a Letter of Credit

        (a) Not less than three Business Days before the Expiry Date of a Letter of Credit the Borrower may, by written notice to the Agent, request that the Term of that Letter of Credit be extended.

        (b) The Finance Parties shall treat the request in the same way as a Utilisation Request for a Letter of Credit in the amount and maturity of the Letter of Credit (as to be extended).

        (c) The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, save that its Term shall commence on the date which was the Expiry Date of that Letter of Credit immediately prior to its renewal and shall end on the proposed Expiry Date specified in the request.

        (d) The Fronting Bank is authorised to amend any Letter of Credit pursuant to a request if the conditions set out in this Agreement have been complied with.

7.3     Restrictions on  participation in Letters of Credit
        If at any time prior to the issue of a Letter of Credit any Lender is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of a Letter of Credit, that Lender shall notify the Agent on or before the Business Day prior to the proposed Utilisation Date and:

        (a) the maximum actual and contingent liabilities of the Fronting Bank under that Letter of Credit shall be reduced by an amount equal to an amount which would have been the amount of that Lender's L/C Proportion of that Letter of Credit if the prohibition had not occurred;

        (b) the L/C Proportion of that Lender in relation to that Letter of Credit shall be nil; and

        (c) that Lender's Available Commitment shall be reduced by an amount equal to an amount which would have been the amount of that Lender's L/C Proportion of the Letter of Credit if the prohibition had not occurred.


                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

8.      REPAYMENT

8.1     Repayment of Loans
        Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

9.      BORROWER'S LIABILITIES IN RELATION TO LETTERS OF CREDIT

9.1     Demands  under  Letters  of Credit
        If a demand is made under a Letter of Credit or the Fronting Bank incurs in connection with a Letter of Credit any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the Fronting Bank shall promptly notify the Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Letter of Credit to which it relates and the Agent shall promptly make demand upon the relevant Borrower in accordance with this Agreement and notify the Lenders.

9.2     Borrowers'  indemnity  to Fronting  Banks
        The relevant Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand of the Agent) the Fronting Bank at its request against:

        (a) any sum paid or due and payable by the Fronting Bank under the Letter of Credit; and

        (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under any Letter of Credit or in connection with any such Letter of Credit), claims, losses and out-of-pocket expenses which the Fronting Bank may at any time incur or sustain in connection with or arising out of any such Letter of Credit.

9.3     Borrowers'  indemnity to Lenders
        The relevant Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within three Business Days of demand of the Agent) each Lender against:

        (a) any sum paid or due and payable by that Lender (whether under Clause 32.1 (Lenders' Indemnity) or otherwise) in connection with that Letter of Credit; and

        (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Lender in connection with that Letter of Credit), claims, losses and expenses which that Lender may at any time incur or sustain in connection with any Letter of Credit.

9.4     Preservation of rights
        Neither the obligations of the relevant Borrower set out in this Clause 9 nor the rights, powers and remedies conferred on the Fronting Bank or Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

        (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, any Lender or any other person or any change in its status, function, control or ownership;

        (b) any of the obligations of the Fronting Bank, any Lender or any other person under this Agreement or under any Letter of Credit or under any other security taken in respect of its obligations under this Agreement or otherwise in connection with a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        (c) time or other indulgence being granted or agreed to be granted to the Fronting Bank, any Lender or any other person in respect of its obligations under this Agreement or under or in connection with a Letter of Credit or under any other security;

        (d) any amendment to, or any variation, waiver or release of, any obligation of the Fronting Bank, any Lender or any other person under a Letter of Credit or this Agreement;

        (e) any other act, event or omission which, but for this Clause 9, might operate to discharge, impair or otherwise affect any of the obligations of the relevant Borrower set out in this Clause 9 or any of the rights, powers or remedies conferred upon that Fronting Bank or any Lender by this Agreement or by law.

        The obligations of the relevant Borrower set out in this Clause 9 shall be in addition to and independent of every other security which the Fronting Bank or any Lender may at any time hold in respect of the Borrower's obligations under this Agreement.

9.5     Settlement  conditional
        Any settlement or discharge between the relevant Borrower and the Fronting Bank or a Lender shall be conditional upon no security or payment to the Fronting Bank or Lender by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank or Lender shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

9.6     Right to make  payments  under Letters of Credit
        The Fronting Bank shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the relevant Borrower or any other investigation or enquiry. The relevant Borrower irrevocably authorises the Fronting Bank to comply with any demand under a Letter of Credit which is valid on its face.

10.     PREPAYMENT AND CANCELLATION

10.1    Illegality
        If it becomes unlawful after the date of this Agreement in any applicable jurisdiction for a Lender or the Fronting Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue or participate in any Loan or Letter of Credit and without prejudice to its rights and obligations under Clause 19 (Mitigation by the Lenders):

        (a) that Lender or the Fronting Bank, as the case may be, shall promptly notify the Agent upon becoming aware of that event;

        (b) upon the Agent notifying the German Borrower (on behalf of the Borrowers), the Commitment of that Lender will be immediately cancelled; and

        (c)  upon cancellation of such Lender's Commitment, each Borrower shall:

             (i) repay that Lender's participation in the Loans made to that Borrower; and

             (ii) ensure that the liabilities of that Lender or the Fronting Bank under or in respect of each Letter of Credit are reduced to zero or otherwise secured by providing Cash Collateral in an amount equal to such Lender's L/C Proportion of those Letters of Credit or the Fronting Bank's maximum actual and contingent liabilities under that Letter of Credit in the currency of those Letters of Credit on the last day of the Interest Period for each Loan or Term for each Letter of Credit, as the case may be, outstanding as at the date upon which the Agent has so notified the German Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

10.2    Voluntary cancellation

        (a)  The German  Borrower  may,  if it gives the Agent not less than ten
             (10) days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of EUR 10,000,000) of the Available Facility. Any cancellation under this Clause 10.2 shall reduce the Commitments of the Lenders rateably.

        (b) The relevant Borrower may give the Agent not less than ten Business Days' prior notice of its intention to procure that the Fronting Bank's liability under a Letter of Credit is reduced to zero (whereupon it shall do so)

10.3    Right of repayment and cancellation in relation to a single Lender

        (a)  If:

             (i) any sum payable to any Lender or the Fronting Bank by an Obligor is required to be increased under Clause 16.2 (Tax gross-up); or

             (ii) any Lender or the Fronting Bank claims indemnification from the Borrowers under Clause 16.3 (Tax indemnity) or Clause
                    17.1 (Increased costs); or

             (iii) any Lender or Fronting Bank notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost formulae),

             the German Borrower may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that the Additional Cost Rate is greater than zero, give the Agent notice:

             (1)    of  cancellation  of the  Commitment  of that Lender and its
                    intention  to  procure  the   repayment  of  that   Lender's
                    participation in the Loans; or

             (2) (if such circumstance relates to the Fronting Bank) of cancellation of the Letters of Credit or of the Borrower's intention to provide Cash Collateral in respect of the Fronting Bank's liability under such Letters of Credit.

        (b)  On receipt  of a notice  from the German  Borrower  referred  to in
             paragraph   (a)  above,   the   Commitment  of  that  Lender  shall
             immediately be reduced to zero.

        (c) On the last day of each Interest Period or Term, as the case may be, which ends after the German Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the German Borrower in that notice), each Borrower to which a Loan or Letter of Credit is outstanding shall repay that Lender's participation in that Loan and shall procure either that such
             Lender's L/C Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of that Letter of Credit in an amount equal to that Lender's L/C Proportion) or that Cash Collateral be provided to the Agent in an amount equal to such Lender's L/C Proportion of that Letter of Credit); and (if the circumstance relates to the Fronting Bank) the Borrower shall procure that the Fronting Bank's liability under any Letters of Credit issued by it shall either be reduced to zero or otherwise secured by the Borrower providing Cash Collateral in an amount equal to the Fronting Bank's maximum actual and contingent liabilities under those Letters of Credit.

10.4    Restrictions

        (a) Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

        (d) The Borrowers shall not repay or prepay all or any part of the Outstandings or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

        (f) If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the German Borrower or the affected Lender, as appropriate.


                                    SECTION 5
                              COSTS OF UTILISATIONS

11.     INTEREST

11.1    Calculation of interest
        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)  Margin;

        (b)  LIBOR or, in relation to any Loan in euro, EURIBOR; and

        (c)  Mandatory Cost, if any.

11.2    Payment of  interest
        The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

12.     DEFAULT INTEREST

12.1    Default interest periods
        If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 33.1 (Payments to the Agent) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 12) be selected by the Agent.

12.2    Default interest
        An Unpaid Sum shall bear interest, or, insofar as it relates to unpaid interest, shall give rise to a claim for lump sum damages, during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply if it had been a Loan in the amount and currency of such Unpaid Sum and for the same Interest Period (provided that in the case of lump sum damages, the Obligor shall be free to prove that no damage has arisen or that damage has not arisen in the asserted amount, whereas in the case of lump sum damages and default interest the Finance Party shall be entitled to assert further damages), provided that if such Unpaid Sum relates to a Loan which became due and payable on a day other than the last day of an Interest Period relating thereto:

12.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

12.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

12.3    Payment of default interest
        Any interest which shall have accrued under Clause 12.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

12.4    Notification of rates of interest
        The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

13.     INTEREST PERIODS AND TERMS

13.1    Selection of Interest Periods and Terms

        (a) A Borrower may select an Interest Period for a Loan and a Term for a Letter of Credit in the Utilisation Request for that Loan or Letter of Credit, as the case may be.

        (b) Subject to this Clause 13, a Borrower may select an Interest Period of one, two, three or six Months or any other period not exceeding twelve Months agreed between such Borrower and the Agent (acting on the instructions of all the Lenders).

        (c) The Borrower may select a Term for a Letter of Credit of a period not exceeding twelve months, ending on or before the Termination Date.

        (d) An Interest Period for a Loan and a Term for a Letter of Credit shall not extend beyond the Termination Date.
        (e) Each Interest Period for a Loan and each Term for a Letter of Credit shall start on the Utilisation Date.

        (f)  A Loan has one Interest Period only.

13.2    Non-Business Days
        If an Interest Period or Term would otherwise end on a day which is not a Business Day, that Interest Period or Term, as the case may be, will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.     CHANGES TO THE CALCULATION OF INTEREST

14.1    Absence of quotations
        Subject to Clause 14.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2    Market disruption

        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

             (i)    the Margin;

             (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

             (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

        (b)  In this Agreement "Market Disruption Event" means:

             (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

             (ii) before close of business in Luxembourg on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

14.3    Alternative basis of interest or funding

        (a) If a Market Disruption Event occurs and the Agent or the German Borrower so requires, the Agent and the German Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the German Borrower, be binding on all Parties.

14.4    Break Costs
        Each Borrower shall, within three Business Days of demand by a Finance Party (which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of the Break Costs incurred by such Finance Party in respect of the relevant Interest Period), pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

15.     FEES

15.1    Commitment fee

        (a) Each of the Borrowers shall jointly and severally pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.45 per cent. per annum on that Lender's Available Commitment for the Availability Period, provided that the Norwegian Borrowers shall only be liable to the extent which is permitted under the Norwegian Companies Act 1997 Section 8-7.

        (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

15.2    Utilisation fee

        (a) If at any time the total amount of the Loans exceeds 50 per cent. of the Total Commitments then the Borrowers shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency computed at the rate of 0.15 per cent. per annum of the total amount of such Loans calculated on a daily basis.

        (b) The fee referred to in sub-clause (a) above shall be payable jointly and severally by each of the Borrowers in the Base Currency on the last day of each successive period of three Months and on the Termination Date, provided that the Norwegian Borrowers shall only be liable to the extent which is permitted under the Norwegian Companies Act 1997 Section 8-7.

15.3    Agency and security handling fee
        Each of the Borrowers shall jointly and severally pay to Deutsche Bank Luxembourg S.A. for its own account in its capacity as Agent and Security Agent an agency and security handling fee in the amount and at the times agreed in a Fee Letter provided that the Norwegian Borrowers shall only be liable to the extent which is permitted under the Norwegian Companies Act 1997 Section 8-7.

15.4    Letter of Credit Commission

        (a) The relevant Borrower shall, in respect of each Letter of Credit, pay to the Agent (for the account of each Lender) (for distribution in proportion to each Lender's L/C Proportion of that Letter of Credit) a letter of credit commission at the L/C Commission Rate on the maximum actual and contingent liabilities of the Fronting Bank under the relevant Letter of Credit.

        (b) The letter of credit commission shall be paid in advance in respect of each successive period of three Months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Letter of Credit, the first payment to be made on the Utilisation Date for that Letter of Credit and after that on the first day of each such period.

15.5    Fronting Bank Fee
        The relevant Borrower shall, in respect of each Letter of Credit, pay to the Fronting Bank a fee in the amounts and at the times agreed between such Fronting Bank and the Borrower.

15.6    Arrangement and Participation Fee
        Each of the Borrowers shall jointly and severally pay to Deutsche Bank AG for its own account in its capacity as Mandated Lead Arranger an arrangement and participation fee in the amount and at the times agreed in a Fee Letter, provided that the Norwegian Borrowers shall only be liable to the extent which is permitted under the Norwegian Companies Act 1997 Section 8-7.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

16.     TAX GROSS UP AND INDEMNITIES

16.1    Definitions
        In this Agreement:

        "Qualifying Lender" means any Lender which is a bank or financial institution and which is incorporated or resident or acting out of a Facility Office in a member state of the European Union (but excluding the United Kingdom of Great Britain and Northern Ireland), provided that with regard to any Original Lender, Qualifying Lender means any Original Lender which is a bank or financial institution and is a resident for tax purposes in either Germany, Norway, Luxembourg or the Netherlands or is acting out of a Facility Office, registered with the Belgian Banking and Finance Commission, in Belgium.

16.2    Tax gross-up
        All payments to be made by an Obligor to any Finance Party hereunder shall be made free and clear of and without deduction for or on account of Tax unless such Obligor is required to make such a payment subject to the deduction or withholding of Tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

16.3    Tax indemnity
        Without prejudice to Clause 16.2 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable hereunder (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrowers shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 16.3 shall not apply to:

        (a) any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated and any other jurisdiction where such Finance Party is subject to such tax; or

        (b) any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance party but not actually receivable) by the jurisdiction in which its Facility Office is located and any other jurisdiction where such Finance Party is subject to such tax.

16.4    Claims by Finance Parties

16.4.1 A Finance Party intending to make a claim pursuant to Clause 16.3 (Tax indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrowers thereof.

16.4.2 A Lender and each Obligor which makes a payment or would be required to make a payment under this Clause 16 (Tax Gross-Up and Indemnities) shall co-operate in completing any procedural formalities necessary for that Obligor to (i) obtain authorisation to make that payment without a deduction or withholding, and (ii) provide any relevant information which would be required by any relevant taxation authority from the Obligor or the Lender in order to justify a payment made without a deduction or withholding.

16.5    Notification of requirement to deduct Tax
        If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

16.6    Evidence of payment of Tax
        If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Lender, within sixty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Lender's share of such payment.

16.7    Excluded Claims
        If any Lender is not or ceases to be a Qualifying Lender, or if the circumstances set out in Clause 27.2(g) apply or if any Lender fails to cooperate as required under Clause 16.4.2, no Obligor shall be liable to pay to that Lender under Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax indemnity) any amount in respect of Taxes asserted, assessed, levied or imposed in excess of the amount it would have been obliged to pay if that Lender had been or had not ceased to be a Qualifying Lender or had cooperated provided that this Clause 16.7 (Excluded claims) shall not apply (and each Obligor shall be obliged to comply with its obligations under Clause 16.2 (Tax gross-up) or Clause 16.3 (Tax indemnity)) if:

        (a) after the date hereof and after the date when such Lender first becomes a Lender for the purposes of this Agreement, there shall have been any introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or order or governmental rule or treaty or any published practice or published concession of any relevant tax authority and it is as a result thereof that such Lender was not or ceased to be a Qualifying Lender; or

        (b) such Lender is not or ceases to be a Qualifying Lender but would have been or would not have ceased to be, a Qualifying Lender, had all representations, confirmations and other documents and information provided by each Obligor to any Finance Party been true and accurate.

16.8    Tax credit payment
        If an additional payment is made under Clause 16 (Tax gross-up and indemnities) by an Obligor for the benefit of any Finance Party, including for the avoidance of doubt any payment in respect of any deduction or withholding, and such Finance Party, in its reasonable discretion, determines that it has obtained a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

16.8.1 such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 16 (Tax gross-up and indemnities); and

16.8.2 its tax affairs for its year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

        such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its reasonable opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

16.9    Tax credit clawback
        If any Finance Party makes any payment to an Obligor  pursuant to Clause
        16.8 (Tax credit payment) and such Finance Party subsequently determines, in its reasonable opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its reasonable opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

16.10   Tax and other affairs
        Subject to the provisions of Clause 19 (Mitigation by the Lenders) no provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 16 (Tax gross-up and indemnities) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

16.11   Stamp taxes
        The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.12   Value added tax

        (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

        (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

17.     INCREASED COSTS

17.1    Increased costs

        (a) Subject to Clause 17.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

        (b)  In this Agreement "Increased Costs" means:

             (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

             (ii)   an additional or increased cost; or

             (iii) a reduction of any amount due and payable under any Finance Document,

             which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

17.2    Increased cost claims

        (a) A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of and basis for its Increased Costs and showing in reasonable detail the calculation thereof.

             In determining such Increased Costs, each Finance Party will act reasonably and in good faith and on a non-discretionary basis.

17.3    Exceptions

        (a) Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

             (i) attributable to a Tax Deduction required by law to be made by an Obligor;

             (ii) compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraphs (a) and (b) of Clause 16.3 (Tax indemnity) applied);

             (iii)  compensated for by the payment of the Mandatory Cost; or

             (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

        (b) In this Clause 17.3, a reference to a "Tax Deduction" means any deduction or withholding for or on account of Tax from a payment under a Finance Document

18.     OTHER INDEMNITIES

18.1    Currency indemnity

        (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

             (i)    making or filing a claim or proof against that Obligor;

             (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

             that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) To the extent permitted by applicable law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2    Other indemnities
        The Borrowers shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

        (a)  the occurrence of any Event of Default;

        (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

        (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

        (d) issuing or making arrangements to issue a Letter of Credit requested by the Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

        (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

18.3    Indemnity to the Agent
        The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

        (a)  investigating any event which it reasonably  believes is a Default;
             or

        (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.     MITIGATION BY THE LENDERS

19.1    Mitigation

        (a) Each Finance Party shall, in consultation with the relevant Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 16 (Tax gross-up and indemnities), Clause 17 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or to another Lender which is willing to accept such transfer.

        (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2    Limitation of liability

        (a)  Prior  to  taking  any of the  steps  referred  to in  Clause  19.1
             (Mitigation) the relevant Finance Party will consult with the relevant Borrower and following a request from such Borrower will provide the relevant Borrower with an estimate of any costs and expenses which are likely to be incurred by it as a result of it taking such steps. The Borrower shall then be entitled to request that the relevant Finance Party does not take those steps.

        (b) The relevant Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

        (c) A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. The incurring of minor costs and expenses of an administrative nature will not be regarded as prejudicial to such Finance Party.

20.     COSTS AND EXPENSES

20.1    Transaction expenses
        Each of the Borrowers shall promptly on demand pay the Agent, the Mandated Lead Arranger and the Security Agent the amount of all reasonable out-of-pocket costs and expenses (including legal fees of outside counsel) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication and perfection of:

        (a) this Agreement, the Security Documents and any other documents referred to in this Agreement and the Transaction Security; and

        (b) any other Finance Documents executed after the date of this Agreement.

20.2    Amendment costs
        If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.9 (Change of currency), each of the Borrowers shall, within three Business Days of demand, reimburse the Agent for the amount of all reasonable out-of-pocket costs and expenses (including reasonable legal fees of outside counsel) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3    Enforcement costs
        Each of the Borrowers shall, within three Business Days of demand, pay to each Secured Party and the Mandated Lead Arranger the amount of all reasonable out-of-pocket costs and expenses (including legal fees) reasonably incurred by that Secured Party or the Mandated Lead Arranger in connection with the enforcement of, or the preservation of any rights, powers and remedies under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights, powers and remedies.

20.4    Limitation
        Notwithstanding anything to the contrary in any Finance Document, the Borrower shall not be obliged to pay any losses, costs or expenses under any Finance Document arising from or relating to disputes solely among the Agent and the Lenders, or losses, costs or expenses of the Agent or any Lender resulting from its gross negligence or wilful misconduct.

                                    SECTION 7
            GUARANTEE ON FIRST DEMAND (GARANTIE AUF ERSTES ANFORDERN)

21.     GUARANTEE AND INDEMNITY

21.1    Guarantee and indemnity
        Each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees (garantiert) to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor (Garantie auf erstes Anfordern); and

        (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

21.2    Continuing guarantee
        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3    Reinstatement
        If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

21.4    Waiver of defences
        The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

        (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

        (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)  any insolvency or similar proceedings.

21.5    Immediate recourse
        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.6    Appropriations
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may after the occurrence of a Default:

        (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 21.

21.7    Deferral of Guarantors' rights
        Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)  to be indemnified by an Obligor;

        (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

21.8    Additional security
        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.9    Guarantee Limitation Norway
        Notwithstanding anything to the contrary contained in this Clause 21, the obligation of the Norwegian Guarantor under this Clause 21 in respect of the obligations of any Borrower other than a Norwegian
        Borrower shall be deemed to be granted and incurred by the Norwegian Guarantor only to the extent which is permitted under the Norwegian Companies Act 1997 Section 8-7.

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT


22.     REPRESENTATIONS

        Each Obligor makes the representations and warranties set out in this Clause 22 as to itself and its Subsidiaries (in each case to the extent applicable) to each Finance Party on the date of this Agreement.

22.1    Status

        (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

        (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

22.2    Binding obligations
        The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

22.3    Non-conflict with other obligations
        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Security under the Security Documents to which it is a party do not and will not conflict with:

        (a)  any law or regulation applicable to it;

        (b)  its and each of its Subsidiaries' constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets the violation of which would reasonably be expected to have a Material Adverse Effect.

22.4    Power and authority
        It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

22.5    Validity and admissibility in evidence
        All Authorisations required or desirable:

        (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

        (b) to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

        have been obtained or effected and are in full force and effect.

22.6    Governing law and enforcement

        (a) Subject to any general principles of law affecting the choice of the governing law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), the choice of the governing law specified in each of the Finance Documents to which it is a party will be recognised and enforced in each Relevant Jurisdiction.

        (b) Subject to any general principles of law affecting the recognition and enforcement of judgments which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), any judgment obtained in Germany in relation to a Finance Document to which it is a party will be recognised and enforced in each Relevant Jurisdiction.

22.7    Deduction of Tax
        Subject to the Legal Reservations, it is not required under the law of each Relevant Jurisdiction to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

22.8    No filing or stamp taxes
        Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by such Finance Documents except for Belgian stamp duties of EUR 0.15 payable on any loan or credit agreement and any pledge agreement executed in Belgium, subject to the conditions of the Belgian Stamp Duties Code (Wetboek Zegelrechten) of 26 June 1947 and Belgian registration, stamp and other duties payable in respect of any Belgian law floating charge.

22.9    No default

        (a) No Default is continuing or would reasonably be expected to result from the making of any Utilisation.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its
             Subsidiaries') assets are subject which would reasonably be expected to have a Material Adverse Effect.

22.10   No misleading information
        Any factual information heretofore or contemporaneously furnished by or on behalf of the Parent or any member of the Group in writing to any Finance Party for purposes of or in connection with the Finance Documents or any transaction contemplated therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time.

22.11   Financial statements

        (a) Its Original Financial Statements were prepared in accordance with Applicable GAAP consistently applied.

        (b) Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Norwegian Guarantor) during the relevant financial year.

        (c) There has been no material adverse change in the business, assets or financial condition of the German Borrower, the Belgian Borrower or the Group taken as a whole since the date of the Original Financial Statements.

22.12   Pari passu ranking
        Save as provided in Clause 22.17 (Ranking), its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

22.13   No proceedings pending or threatened
        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened in writing against it or any of its Subsidiaries.

22.14   Environmental compliance
        Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so would reasonably be expected to have a Material Adverse Effect.

22.15   Environmental Claims
        No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened in writing against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

22.16   No Security
        No Security exists over all or any of the present or future assets of any Obligor other than any Security permitted under Clause 25.3 (Negative pledge).

22.17   Ranking
        Subject to the Legal Reservations, each Security Document to which it is a party has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

22.18   Transaction Security
        Subject to the Legal Reservations, each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

22.19   Legal and beneficial owner
        It is the absolute legal and beneficial owner of the assets subject to the Transaction Security created or expressed to be created pursuant to the Security Documents to which it is a party.

22.20   No winding-up
        None of the events described in Clause 26.6 (Insolvency) and Clause 26.7 (Insolvency proceedings) have occurred in relation to any Obligor.

22.21   Structure Chart
        The Structure Chart dated March 20051 provided by the Obligors prior to the date of this Agreement is true, complete and accurate in all material respects as at the date hereof and nothing has occurred or been omitted as at the date hereof that renders the information contained in the Structure Chart untrue or misleading in any material respect.

22.22   Repetition
        The Repeating Representations are to be made by each Obligor and Kronos Denmark by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period by delivery of a Certificate to that effect.

23.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1    Financial statements of the Obligors

        (a) Each Obligor shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 150 days after the end of each of its financial years (i) its audited consolidated financial statements for that financial year (if any) and (ii) its audited unconsolidated financial statements for that financial year.

        (b) Any financial statements to be delivered pursuant to paragraph (a) above shall (i) be prepared using Applicable GAAP, (ii) be certified by the Chief Executive Officer and/or the Chief Financial Officer (or equivalent position) of the relevant Obligor, together with one of its authorised signatories, as fairly representing its financial condition as at the date as at which those financial statements were drawn up and (iii) be certified by the relevant Obligor's external auditors.

23.2    Financial statements of the Parent

        (a) The Borrowers shall supply to the Agent in sufficient copies for all the Lenders:

             (i) as soon as the same become available, but in any event within 100 days after the end of each financial year of the Parent the audited consolidated financial statements of the Parent for that financial year; and

             (ii) as soon as the same become available, but in any event within 55 days after the end of each quarter of each financial year of the Parent the unaudited consolidated financial statements of the Parent for that period.

        (b) Any financial statements to be delivered pursuant to paragraph (a) above shall be prepared using Applicable GAAP.

23.3    Combining financial information

        (a) The Borrowers shall supply to the Agent in sufficient copies for all the Lenders:

             (i) as soon as they become available, but in any event within 120 days after the end of each financial year of the Parent an unaudited Combining Schedule for that financial year;

             (ii) as soon as they become available, but in any event within 60 days after the end of each quarter of each financial year of the Parent, an unaudited Combining Schedule for the period as of the beginning of the financial year and ending on such quarter.

        (b) Each of the Obligors shall procure that each of the Combining Schedules delivered pursuant to paragraph (a) above are prepared by the Parent and the Obligors using US GAAP.

        (c) Any Combining Schedule to be delivered pursuant to paragraph (a) above shall (i) be prepared using US GAAP, (ii) be certified by the Chief Executive Officer and/or Chief Financial Officer (or equivalent position) of the Parent, together with one of its authorised signatories, as fairly representing the financial condition of the Group as at the date as at which those Combining
             Schedules were drawn up and (iii) in the case of the Combining Schedule to be delivered pursuant to Clause 23.3(a)(i) above, be accompanied by a report from the Parent's external auditors in the form of Schedule 13 (Form of Auditor's Report).

23.4    Compliance Certificate

        (a) The Borrowers shall supply to the Agent, with each Combining Schedule delivered pursuant to paragraphs (a) and (b) of Clause
             23.3 (Combining financial information), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24 (Financial covenants) as at the date as at which those Combining Schedules were prepared.

        (b) Each Compliance Certificate shall be signed by the Chief Executive Officer, Chief Financial Officer or any other executive officer, together with one authorised signatory of the German Borrower, who in each case will sign on behalf of all Borrowers which hereby authorise the aforementioned persons to do so, and, (in the case of a Compliance Certificate delivered pursuant to Clause 23.3 (a)
             (i)), accompanied by a letter from the Parent's external auditors in the form set out in part II of Schedule 6 (Form of Compliance Certificate).

23.5    Information: miscellaneous
        The Obligors shall (through the German Borrower) supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

        (a) all documents dispatched by any of the Obligors or the Parent to its creditors generally at the same time as they are dispatched;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

        (c)  promptly,   such  further   information   regarding  the  financial
             condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

23.6    Notification of default

        (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

        (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

24.     FINANCIAL COVENANTS

24.1    Financial definitions
        In this Clause 24:

        "EBITDA" means, for any Relevant Period the income of the Group before Net Interest, before any provision on account of taxation and before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

        "Equity" means at any time the aggregate amount of the total assets of the Group less (i) the total liabilities of the Group but excluding changes due to foreign currency translation or any other item of other comprehensive income as defined by US GAAP after 31 December 2004 and
        (ii) any intangible assets of the Group as defined by US GAAP (including for the avoidance of doubt any goodwill). Equity shall be reduced by (x) the aggregate amount of all loans made by any member of the Group (other than (a) loans to another member of the Group, (b) loans resulting from transactions permitted by Clause 25.4 (Disposals) paragraph (b) sub-paragraph (ii) and (ix) provided that such loan or the respective disposal is not otherwise prohibited by this Agreement and the amount of such loan does not exceed the fair market value of the respective assets disposed and (c) loans resulting from any conversion of accounts receivables into notes up to an aggregate amount of EUR 5,000,000 (or its equivalent in another currency or currencies)) that are outstanding as of such time to the extent such loans have been included in the total assets of the Group as of such time, and (y) the aggregate nominal amount of any indebtedness in respect of which any guarantee or indemnity has been granted by any member of the Group (other than a guarantee or indemnity permitted pursuant to the definition of Permitted Loans and Guarantees).

        "Financial Quarter" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

        "Net Financial Debt" means at any time, without duplication, the aggregate amount of all obligations of the Group for or in respect of Financial Indebtedness less any cash or Cash Equivalent Investments of the Group (except for any such Cash Equivalent Investments that are subject to any Security securing Financial Indebtedness other than Financial Indebtedness outstanding with respect to the Finance Documents).

        "Net Interest" means in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group on a Combining Schedule (including any commission, fees, discounts and other finance payments payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging instrument) but deducting any other interest receivable by any member of the Group on any deposit or bank account.

        "Net Secured Debt" means at any time the aggregate amount of all obligations of the Group for or in respect of Net Financial Debt which is secured by any Security (and so that no amount shall be included more than once).

        "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December.

        "Relevant Period" means each period of twelve months ending on the last day of the Group's financial year and each period of twelve months ending on the last day of each of the first, second and third Financial Quarter of the Group's financial year.

        "Rolling Basis" means the calculation of a ratio or an amount made at the end of a Financial Quarter in respect of that Financial Quarter and each of the preceding three Financial Quarters.

24.2    Financial condition
        Each Borrower shall ensure that:

        (a) The ratio of (i) Net Secured Debt of the Group at the end of the applicable Relevant Period to (ii) EBITDA of the Group, calculated on a Rolling Basis, shall not in respect of any Relevant Period be more than 0.70:1.

        (b) The ratio of (i) Net Financial Debt of the Group at the end of the applicable Relevant Period to (ii) the consolidated Equity of the Group at the end of the applicable Relevant Period shall not in respect of any Relevant Period be more than 0.5:1.

24.3    Financial testing
        The financial covenants set out in Clause 24.2 (Financial condition) shall be tested quarterly in accordance with US GAAP by reference to each of the Combining Schedules as evidenced by each Compliance Certificate delivered pursuant to Clause 23.4 (Compliance certificate).

25.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1    Authorisations
        Each Obligor shall promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)  supply certified copies to the Agent of,

        any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of incorporation of any Finance Document.

25.2    Compliance with laws
        Each Obligor shall comply in all material respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

25.3    Negative pledge

        (a) No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) create or permit to subsist any Security over any of its assets.

        (b) No Obligor shall (and each Obligors shall ensure that no of its Subsidiaries will):

             (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

             (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms other than to the German Borrower and where such transaction is not otherwise prohibited by this Agreement;

             (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

             (iv) enter into any other preferential arrangement having a similar effect,

             in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

        (c)  Paragraphs (a) and (b) above do not apply to:

             (i) any Security listed in Schedule 7 (Existing Security) (including any Security which has been Refinanced provided that the assets subject to such Security have not materially changed in any way) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

             (ii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

             (iii) any Security entered into in the ordinary course of business under customary general business conditions;

             (iv)   any  lien  arising  by   operation  of  law  or   regulatory
                    requirement and in the ordinary course of business and not as a result of a default howsoever described;

             (v) any Security arising by operation of law in favour of any government, state or local authority in respect of Taxes which are either (a) not yet due and unpaid or (b) being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

             (vi) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

                    (1) the Security was not created in contemplation of the acquisition of that asset by a member of the Group; and

                    (2) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group;

             (vii) any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

                    (1) the Security was not created in contemplation of the acquisition of that company; and

                    (2) the principal amount secured has not increased in contemplation of or since the acquisition of that company;

             (viii) the Transaction Security;

             (ix) any Security which has been approved in writing by the Majority Lenders;

             (x) any Security incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Security securing letters of credit issued in the ordinary course of business in accordance with past practice;

             (xi) any Security over assets of the Norwegian Borrower 2 acquired with Financial Indebtedness permitted under paragraph (k) of the definition of Permitted Financial Indebtedness provided that such Security is removed upon the full discharge of the relevant Permitted Financial Indebtedness incurred to finance the payment of the purchase price for such asset; or

             (xii) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (ix) above) does not exceed EUR 5,000,000 its equivalent in another currency or currencies).

25.4    Disposals

        (a) No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

        (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

             (i) which is made on arm's length terms and for fair market value in the ordinary course of trading or business of the disposing entity;

             (ii)   of assets which are obsolete;

             (iii)  which is made from any Obligor to another Obligor;

             (iv) which is made from any Obligor to a wholly-owned subsidiary being a member of the Group which is not an Obligor, provided that the fair market value of the assets to be disposed of does not, when aggregated with the fair market value of all other assets disposed of pursuant to this paragraph (b)(iv) exceed EUR 5,000,000 (or its equivalent in any other currency or currencies);

             (v) of assets in exchange for other assets comparable or superior as to type, value and quality;

             (vi)   which is a Permitted Affiliate Transaction;

             (vii) made in connection with the granting of a non-exclusive licence to use any Intellectual Property owned by members of the Group provided that any such licences do not prohibit any of the member of the Group from using any Intellectual Property which is material to its business;

             (viii) made with the prior written consent of the Majority Lenders;

             (ix) of non-core assets which is made on arm's length terms and for fair market value provided that the consideration receivable (when aggregated with the consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to above) does not exceed EUR 5,000,000 (or its equivalent in another currency or currencies) in any financial year;

             (x) of cash other than by way of a payment to any member of the Group which is not an Obligor as equity payment, it being understood, however, that payments to Unterstutzungskasse Kronos Titan GmbH up to an aggregate amount of EUR 1,000,000 (or its equivalent in another currency or currencies) shall be permitted, and provided that such disposal is not otherwise prohibited by this Agreement; or

             (xi)   of Cash Equivalent Investments on arms' length terms.

25.5    Disposals of Plant
        No Obligor shall sell, lease, transfer or otherwise dispose of its respective manufacturing plant at Langerbrugge, Leverkusen, Nordenham and Frederikstad to any other Obligor unless it has received the prior written consent of the Majority Lenders.

25.6    Indebtedness
        Each Obligor shall ensure that neither it nor any of its Subsidiaries shall incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness.

25.7    Merger
        No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) enter into any amalgamation, demerger, merger or corporate reconstruction other than (a) a solvent reorganisation between members of the Group (other than any Obligor) and (b) a solvent reorganisation between members of the Group and a Borrower provided that the Borrower is the surviving entity.

25.8    Change of business
        The Obligors shall procure that no substantial change is made to the general nature of the business of any of the Borrowers or the Group from that carried on at the date of this Agreement and that there shall be no cessation of any substantial part of such business.

25.9    Insurance
        Each Obligor shall (and each Obligor shall ensure that each of its Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

25.10   Environmental compliance
        Each Obligor (and each Obligor shall ensure that each of its Subsidiaries will) comply in all material respects with all Environmental Laws and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so would reasonably be expected to have a Material Adverse Effect.

25.11   Environmental Claims
        The Obligors shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

        (a) if any Environmental Claim has been commenced or is threatened in writing against any member of the Group; or

        (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

        where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

25.12   Acquisition
        No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will):

        (a) purchase, subscribe for or otherwise acquire any shares (or other securities (but excluding Cash Equivalent Investments) or interests) in, or incorporate, any other company, including any additional shares or other interests in any member of the Group who is not an Obligor but excluding Unterstutzungskasse Kronos Titan GmbH or agree to do any of the foregoing; or

        (b) purchase or otherwise acquire all or substantially all of the assets of a company or a business unit or agree to do so; or

        (c) form, or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so,

        in each case other than: (i) any such investment made between two or more Obligors, or (ii) if the aggregate amount of any such investments made by members of the Group would not exceed EUR 5,000,000 (or its equivalent in another currency or currencies, as measured at the time of such investment).

        This Clause 25.12 does not apply to any acquisitions resulting from settlements or compromises of accounts receivable or trade payables, acquisitions in securities of trade creditors or customers received pursuant to any plan of reorganisation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlements of delinquent obligations of such trade creditors or customers, in each case in the ordinary course of business and provided that the aggregate face value of accounts receivables and/or trade payables and/or delinquent obligations shall in aggregate not exceed EUR 5,000,000 (or its equivalent in another currency or currencies).

25.13   Pari passu
        Each Obligor shall ensure that at all times the claims of the Finance Parties against it under this Agreement rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

25.14   Loans and Guarantees
        No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) make any loans or grant any credit (in each case of the type described in paragraphs (a), (c) and (f) of the definition of Financial Indebtedness) or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person other than (i) Permitted Loans and Guarantees or (ii) any loan, credit, guarantee, indemnity or assumption of such liability in respect of any member of the Kronos Group.

25.15   Transactions with members of the Kronos Group
        No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) enter into any transaction with a member of the Kronos Group unless (i) such transaction is a Permitted Affiliate Transaction, (ii) such transaction is concluded on arm's length terms and for fair market value, (iii) with regard to the payment of cash, after giving effect to such transaction, no Default has occurred which is continuing or would occur as a result thereof, or (iv) such transaction is permitted by any other provision of this Agreement.

25.16   Profit and loss transfer agreements
        No Obligor shall (and each bligor shall ensure that none of its Subsidiaries will) enter into a profit and loss transfer agreement (Ergebnis abfuhrungsvertrag), any partnership agreements (stille Beteiligungen), any other intercompany agreement (Unternehmensvertrag) or any other similar arrangement resulting in any person not being a member of the Group being entitled to share in the profits of any member of the Group or being entitled to exercise control over any member of the Group provided that the German Borrower shall be permitted to enter into a profit and loss transfer agreement with the Parent for the purpose of sharing Taxes.

25.17   Intellectual Property
        Each Obligor shall (and the Obligors shall ensure that each of its Subsidiaries will):

        (a) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property required to conduct its business or any part of it is subject where failure to do so would reasonably be expected to have a Material Adverse Effect;

        (b) do all acts as are necessary to maintain, protect and safeguard such Intellectual Property where failure to do so would reasonably be expected to have a Material Adverse Effect and not discontinue the use of any of such Intellectual Property nor allow it to be used in such a way that it is put at risk by becoming generic or by being identified as disreputable if in each case to do so would reasonably be expected to have a Material Adverse Effect; and

        (c) (save where a licence is granted to terminate or prevent litigation) not after the date of this Agreement grant any licence to any person to use the Intellectual Property required to conduct the business of any member of the Group if to do so would reasonably be expected to have a Material Adverse Effect.

25.18   Compliance with Material Contracts
        Each Obligor shall (and each Obligor shall ensure that each of its Subsidiaries will):

        (a) comply in all material respects with its obligations under each Material Contract to which it is party and take all action necessary to ensure the continued validity and enforceability of its rights thereunder;

        (b) not amend, vary, novate or supplement any such Material Contract in any material respect;

        (c) not terminate, revoke, transfer, assign or otherwise dispose of its rights and obligations under any such Material Contract during the term of this Agreement,

        if such non-compliance, failure to take action, amendment, variation, novation, supplement, termination, revocation, transfer, assignment or other disposal, as the case may be, would be reasonably expected to have a Material Adverse Effect.

26.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in Clause 26 is an Event of Default.

26.1    Non-payment
        An Obligor or Kronos Denmark does not pay on the due date any amount due and payable pursuant to a Finance Document to which it is a party at the place at and in the currency in which it is expressed to be payable unless:

        (a) in the case of principal or interest due under a Finance Document, its failure to pay is caused by administrative or technical error and payment is made within 3 Business Days of its due date; and

        (b) in the case of any amount due under a Finance Document other than principal or interest, payment is made within 3 Business Days after written notice of such non-payment has been given to the German Borrower.

26.2    Financial covenants
        Any requirement of Clause 24 (Financial covenants) is not satisfied.

26.3    Other obligations

        (a) An Obligor or Kronos Denmark does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants)).

        (b) No Event of Default under paragraph (a) above will occur if such breach is capable of remedy and is remedied within thirty (30) days.

26.4    Misrepresentation

        (a) Any representation or statement made by an Obligor or Kronos Denmark in the Finance Documents or any other document delivered by or on behalf of any Obligor or Kronos Denmark under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made.

        (b) No Event of Default under paragraph (a) above will occur if such misrepresentation is capable of remedy and is remedied within 15 Business Days.

26.5    Cross default

        (a) Any Financial Indebtedness of the Parent or any member of the Group is not paid at maturity, whether by acceleration or otherwise.

        (b) Any Financial Indebtedness of the Parent or any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) Any commitment for any Financial Indebtedness of the Parent or any member of the Group is cancelled or suspended by a creditor of the Parent or any member of the Group as a result of an event of default (however described).

        (d) Any creditor of the Parent or any member of the Group becomes entitled to declare any Financial Indebtedness of the Parent or any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

        (e) No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent in any other currency or currencies).

26.6    Insolvency

        (a) Any Obligor, Material Subsidiary or the Parent is unable or admits inability to pay its debts which have fallen due or its debts which will fall due in the future, suspends making payments on any of its debts or, in the case of the German Borrower or any Material
             Subsidiary whose jurisdiction of incorporation is Germany, is overindebted (Uberschuldung).

        (b) A moratorium is declared in respect of any indebtedness of any Obligor, Material Subsidiary or the Parent in excess of EUR 5,000,000.

26.7    Insolvency proceedings
        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (a) the suspension of payments, the opening of insolvency proceedings, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor, Material Subsidiary or the Parent other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

        (b)  a  composition,   assignment  or  arrangement   with  any  creditor
             involving indebtedness in excess of EUR 5,000,000 of any Obligor, Material Subsidiary or the Parent;

        (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor permitted under this Agreement), receiver, administrator including an insolvency administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor, Material Subsidiary or the Parent or any of its assets where such asset have an aggregated fair market value in excess of EUR 5,000,000; or

        (d) enforcement of any Security over any assets of any Obligor, Material Subsidiary or the Parent where such assets have an aggregated fair market value in excess of EUR 5,000,000,

        or any analogous procedure or step is taken in any jurisdiction.

26.8    Creditors' process
        Any expropriation, attachment, sequestration, distress, enforcement or execution affects any asset or assets of the Parent, any Obligor or any Material Subsidiary having an aggregate value of EUR 5,000,000 and is not discharged within 45 days.

26.9    Ownership of the Obligors
        An Obligor is not or ceases to be a Subsidiary of the Parent.

26.10   Unlawfulness
        It is or becomes unlawful for an Obligor or Kronos Denmark to perform any of its obligations under the Finance Documents if the effect thereof would reasonably be expected to have a Material Adverse Effect.

26.11   Transaction Security

        (a) Any Obligor or Kronos Denmark fails duly to perform or comply with any of the obligations assumed by it in the Security Documents, provided that no Event of Default under this paragraph (a) will occur if such breach is capable of remedy and is remedied within fifteen (15) Business Days after written notice of such breach has been given to the German Borrower by the Agent or the relevant Obligor or Kronos Denmark, as the case may be, has obtained actual knowledge of such breach, whichever is the earlier.

        (b) At any time of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective if the effect thereof would reasonably be expected to have a Material Adverse Effect.

26.12   Repudiation
        An Obligor or Kronos Denmark repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

26.13   Material Contracts
        Any Material Contract is not or ceases to be in full force and effect if this would reasonably be expected to have a Material Adverse Effect.

26.14   Material adverse change
        There occurs a material adverse change in the business, assets or financial condition of any of the German Borrower, the Belgian Borrower or of the Group taken as a whole.

26.15   Acceleration
        On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

        (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

        (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

        (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

        (d) require the relevant Borrower to procure that the liabilities of each of the Lenders and the Fronting Bank under each Letter of Credit are promptly reduced to zero; and/or

        (e) require the relevant Borrower to provide Cash Collateral for each Letter of Credit in an amount specified by the Agent and in the currency of that Letter of Credit;

        (f) exercise, or direct the Security Agent to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

                                    SECTION 9
                               CHANGES TO PARTIES


27.     CHANGES TO THE LENDERS

27.1    Assignments and transfers by the Lenders

        (a)  Subject to this Clause 27, a Lender (the "Existing Lender") may:

             (i)    assign (Abtretung) any of its rights; or

             (ii) transfer by way of assignment and assumption of debt (Vertragsubernahme) any of its rights and obligations,

             to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

27.2    Conditions of assignment or transfer

        (a) Any such assignment or transfer shall be in a minimum amount of EUR 4,000,000 except in the case of an assignment or transfer which has the effect of reducing the participation of the relevant Lender to zero.

        (b) The consent of the German Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or unless a Default has occurred which is continuing.

        (c) The consent of the German Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The German Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the German Borrower within that time.

        (d) The consent of the Fronting Bank is required for an assignment or transfer by a Lender in relation to a Letter of Credit.

        (e) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender.

        (f) A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

        (g)  If:

             (i)    a  Lender   assigns  or  transfers  any  of  its  rights  or
                    obligations under the Finance Documents or changes its Facility Office; and

             (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

27.3    Assignment or transfer fee
        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 3,500.

27.4    Limitation of responsibility of Existing Lenders

        (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

             (i)    the   legality,   validity,   effectiveness,   adequacy   or
                    enforceability of the Finance Documents, the Transaction Security or any other documents;

             (ii)   the financial condition of any Obligor;

             (iii) the performance and observance by any Obligor or Kronos Denmark of its obligations under the Finance Documents or any other documents; or

             (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

             and any representations or warranties implied by law are excluded.

        (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

             (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

             (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

        (c)  Nothing in any Finance Document obliges an Existing Lender to:

             (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

             (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or Kronos Denmark of its obligations under the Finance Documents or otherwise.

27.5    Procedure for transfer

        (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

        (b)  On the Transfer Date:

             (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by assignment and assumption its rights (the "Transferred Rights") and obligations (the "Transferred Obligations") under the Finance Documents and in respect of the Transaction Security each of the Obligors and Kronos Denmark and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security;

             (ii) the Transferred Rights of the Existing Lender shall be transferred to the New Lender and the Transferred Obligations of the Existing Lender shall be assumed by the New Lender so that each of the Obligors and Kronos Denmark and the New Lender shall have those obligations and/ or rights towards one another;

             (iii) the Agent, the Mandated Lead Arranger, the Security Agent, the New Lender, the other Lenders and the Fronting Bank shall have the same rights and the same obligations between themselves and in respect of the Transaction Security as they would have had, had the New Lender been an Original Lender with the rights and/or obligations transferred to or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arranger, the Existing Lender and the Fronting Bank shall each be released from further obligations to each other under this Agreement; and

             (iv)   the New Lender shall become a Party as a "Lender".

        For the avoidance of doubt it is hereby agreed that the benefit of the guarantees and indemnities granted pursuant to Clause 21 (Guarantee and Indemnity) and the benefit of each of the Security Documents shall be transferred to the New Lender following a transfer pursuant to this Clause 27.

27.6    Disclosure of information
        Any Lender may disclose to any of its Affiliates and any other person:

        (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

        (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

        (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs
        (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

28.     CHANGES TO THE OBLIGORS

        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                   SECTION 10
                               THE FINANCE PARTIES

29.     ROLE OF THE AGENT, THE SECURITY AGENT AND THE MANDATED LEAD ARRANGER

29.1    Appointment of the Agent and the Security Agent

        (a) Each other Finance Party appoints the Agent to act as its agent and the Security Agent to act as its trustee and administrator under and in connection with the Finance Documents (provided that, in the case of any Transaction Security which is accessory in nature and which is granted pursuant to any Security Document which is governed by German law, the Security Agent shall act as administrator only).

        (b) Each other Finance Party authorises the Agent and the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. The Agent and the Security Agent shall be released from the restrictions set out in section 181 of the German Civil Code. The Agent and the Security Agent can grant substitute power of attorney and release any sub-agents from the restrictions set out in section 181 of the German Civil Code and revoke such power of attorney.

29.2    Definitions: For the purposes of Section 10 (The Finance Parties):

        "Agent's and Security Agent's Liabilities" means all liabilities (including any liability in respect of tax), to which the Agent, the Security Agent or any person appointed by any of them under any Finance Document becomes subject by reason of it acting as agent or holding the Transaction Security under the Finance Document;

        "German Security" means any security assumed and accepted by or through the Security Agent or the Finance Parties, as the case may be, pursuant to any Security Document governed by German law and held or administered by the Security Agent on behalf of or in trust for the Finance Parties hereunder and any addition or replacement or substitution thereof.

29.3    Administering of Transaction Security:

        The Security Agent shall hold and administer the Transaction Security. Each Lender hereby authorises the Security Agent to accept as its representative (Stellvertreter) any security created in favour of such Lender.

29.4    Administration of German Security
        The Security Agent shall in relation to the German Security

        (a) hold and administer any German Security which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht akzessorische Sicherheit) to it as trustee (Treuhander) for the benefit of the Secured Parties;

        (b) administer any German Security which is pledged (Verpfandung) or otherwise transferred to a Secured Party under an accessory security right (akzessorische Sicherheit) as agent.

29.5    Acts of Agent and Security Agent:
        In additional to Clause 29.3 (Administering of Transaction Security):

        (a) each of the Security Agent and the Agent shall be at liberty to place any Finance Document and any other documents delivered to it in connection therewith in any safe or receptacle or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred;

        (b) the Security Agent, whenever it thinks fit, may delegate by power of attorney or otherwise to any person or persons all or any of the rights, trusts, powers, authorities and discretions vested in it by a Finance Document and such delegation may be made upon such terms and subject to such conditions and subject to such regulations as the Security Agent may think fit;

        (c) each of the Security Agent and the Agent may refrain from doing or do anything which would or might in its opinion be contrary to or necessary to comply with any relevant law of any jurisdiction;

        (d) each of the Security Agent and the Agent and every attorney, agent or other person appointed by it under any Finance Document may indemnify itself or himself out of the Charged Property against all the Agent's and Security Agent's Liabilities, subject to the provisions of the Security Document; and

        (e) the Security Agent shall have the rights to, but shall not be under any obligation to, insure any of the Charged Property and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

29.6    Parallel Debt

29.6.1 Each of the Obligors hereby agrees and covenants with the Security Agent by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) that each of them shall pay to the Security Agent sums equal to, and in the currency of, any sums owing by it to a Secured Party (other than the Security Agent) under any Finance Document (the "Principal Obligations") as and when the same fall due for payment under the relevant Finance Document (the "Parallel Obligations").

29.6.2 The Security Agent shall have its own independent right to demand payment of the Parallel Obligations by the Obligors. The rights of the Secured Parties to receive payment of the Principal Obligations are several from the rights of the Security Agent to receive the Parallel Obligations.

29.6.3 The payment by an Obligor of its Parallel Obligations to the Security Agent in accordance with this Clause 29.6 shall be a good discharge of the corresponding Principal Obligations and the payment by an Obligor of its corresponding Principal Obligations in accordance with the provisions of the Finance Documents shall be a good discharge of the relevant Parallel Obligations.

29.6.4 Despite the foregoing, any such payment shall be made to the Agent, unless the Agent directs such payment to be made to the Security Agent.

29.7    Duties of the Agent and the Security Agent

        (a) The Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or the Security Agent for that Party by any other Party.

        (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

        (d) If the Agent or the Security Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Mandated Lead Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Agent's and the Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

29.8    Role of the Mandated Lead Arranger
        Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.9    No fiduciary duties

        (a) Except where a Finance Document specifically provides otherwise, nothing in this Agreement constitutes the Agent, the Security Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

        (b) Neither the Agent, the Security Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.10   Business with the Group
        The Agent, the Security Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.11   Rights and discretions of the Agent and the Security Agent

        (a)  The Agent and the Security Agent may rely on:

             (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

             (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

             (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

             (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

             (iii) any notice or request made by the German Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

        (c) The Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

        (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

        (f) The Security Agent may, upon a disposal of any property the subject of the Security Document by any receiver, or by any of the Obligors or Kronos Denmark where the Security Agent has consented to the disposal, to any third party, release such property from the Security Document.

        (g) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

29.12   Majority Lenders' instructions

        (a) Unless a contrary indication appears in a Finance Document, the Agent and the Security Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent or Security Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

        (c) The Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) (i) if in the reasonable opinion of the Agent or the Security Agent, as the case may be, such instructions are contrary to applicable law or (ii) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Agent and the Security Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

29.13   Responsibility for documentation
        None of the Agent, the Mandated Lead Arranger and the Security Agent:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arranger, the Security Agent, an Obligor, Kronos Denmark or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

29.14   Exclusion of liability

        (a) Without limiting paragraph (b) below, neither the Agent nor the Security Agent will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

        (b) No Party may take any proceedings against any officer, employee or agent of the Agent or the Security Agent in respect of any claim it might have against the Agent or the Security Agent in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause.

        (c) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent if the Agent or the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent for that purpose.

29.15   Lenders' indemnity to the Agent and the Security Agent
        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each of the Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (otherwise than by reason of the Agent's or the Security Agent's gross negligence or wilful misconduct) in acting as Agent or as Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.16   Resignation of the Agent and the Security Agent

        (a) The Agent and the Security Agent may resign and appoint one of its Affiliates acting through an office in one of the Participating Member States as successor by giving notice to the other Finance Parties and the Borrowers.

        (b) Alternatively the Agent and the Security Agent may resign by giving notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the German Borrower) may appoint a successor Agent or Security Agent.

        (c) If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent or the Security Agent (after consultation with the German Borrower) may appoint a successor Agent or Security Agent (acting through an office in one of the Participating Member States).

        (d) The retiring Agent or Security Agent shall, at its own cost, make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or the Security Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

        (e) The Agent's or the Security Agent's resignation notice shall only take effect upon the appointment of a successor.

        (f) Upon the appointment of a successor, the retiring Agent or the Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other
             Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the German Borrower, the Majority Lenders may, by notice to the Agent or the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent or the Security Agent shall resign in accordance with paragraph (b) above.

29.17   Confidentiality

        (a) In acting as agent for the Finance Parties or as security agent for the Secured Parties, as the case may be, the Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Agent or the Security Agent, it may be treated as confidential to that division or department and neither the Agent nor the Security Agent shall not be deemed to have notice of it.

29.18   Relationship with the Lenders

        (a) The Agent and the Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

        (c) Each Secured Party shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as security agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent

29.19   Credit appraisal by the Secured Parties
        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Agent, the Mandated Lead Arranger and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

        (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.20   Application of proceeds
        To the extent that the Agent or the Security Agent receives monies pursuant to or as a result of any breach of any Finance Document to be applied in discharging any obligation (whether actual or contingent, present or future) of any Obligor under any Finance Document, such monies shall be applied in the order set out in Clause 33.5 (Partial Payments).

29.21   Release of Transaction Security
        If the Security Agent, with the approval of the Majority Lenders, shall determine that all obligations the discharge of which is secured by the Security Documents have been full and finally discharged and none of the Lenders is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Borrowers under this Agreement the Security Agent shall release all of the security then held by it, whereupon each of the Security Agent, the Agent, the Mandated Lead Arranger, the Lenders and the Obligors shall be released from its obligations hereunder or under the other Finance Documents (save for those which arose prior to such winding-up) and Kronos Denmark shall be released from its obligations under the Finance Documents.

29.22   Reference Banks
        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the approval of the German Borrower which approval shall not be unreasonably withheld or delayed) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.23   Deduction from amounts payable by the Agent
        If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        Subject to the provisions of Clause 19 (Mitigation by the Lenders) no provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.      SHARING AMONG THE FINANCE PARTIES

31.1    Payments to Finance Parties

        If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) or Clause 29.20 (Application of proceeds) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

31.2    Redistribution of payments
        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 33.5 (Partial payments).

31.3    Recovering Finance Party's rights
        The Recovering Finance Party will be assigned the claims (or the part thereof) to which the Sharing Payment is allocated (and the relevant Obligor shall be liable to the Recovering Finance Party in an amount equal to the Sharing Payment).

31.4    Reversal of redistribution
        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) such Recovering Finance Party's rights to an assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed and such Recovering Finance Party shall re-assign to the relevant Finance Party any amount assigned to it by such Finance Party pursuant to Clause 31.3.

31.5    Exceptions

        (a) This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

             (i) it notified that other Finance Party of the legal or arbitration proceedings; and

             (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.     THE LENDERS AND THE FRONTING BANK

32.1    Lenders' Indemnity
        If any Borrower fails to comply with its obligations under Clause 9.2 (Borrowers' Indemnity to Fronting Banks) the Agent shall make demand on each Lender for its share of that L/C Amount and, subject to Clause 32.2 (Direct Participation), each Lender shall indemnify the Fronting Bank for that Lender's L/C Proportion of the L/C Amount.

32.2    Direct Participation
        If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 32.1 (Lenders' Indemnity) then that Lender will not be obliged to comply with Clause 32.1 (Lenders' Indemnity) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date that L/C Proportion is transferred or assigned to such Lender in accordance with the terms of this Agreement), an undivided interest and participation in that Letter of Credit in an amount equal to that Lender's L/C Proportion of that Letter of Credit. On receipt of demand by the Agent in accordance with Clause 32.1 (Lenders' Indemnity), each such Lender shall pay to the Agent (for the account of the Fronting Bank) its L/C Proportion of any L/C Amount.

32.3    Obligations not Discharged
        Neither the obligations of each Lender in this Clause 32 nor the rights, powers and remedies conferred upon the Fronting Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

        (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, the Borrower or any other person or any change in its status, function, control or ownership;

        (b) any of the obligations of the Fronting Bank, the Borrower or any other person under this Agreement, under a Letter of Credit or under any other security taken in respect of its obligations under this Agreement or under a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        (c) time or other indulgence being granted or agreed to be granted to the Fronting Bank, the Borrower or any other person in respect of its obligations under this Agreement, under a Letter of Credit or under any other security;

        (d) any amendment to, or any variation, waiver or release of, any obligation of the Fronting Bank, the Borrower or any other person under this Agreement, under a Letter of Credit or under any other security; and

        (e) any other act, event or omission which, but for this Clause 32.3, might operate to discharge, impair or otherwise affect any of the obligations of each Lender in this Agreement contained or any of the rights, powers or remedies conferred upon any Fronting Bank by this Agreement or by law.

        The obligations of each Lender in this Agreement contained shall be in addition to and independent of every other security which the Fronting Bank may at any time hold in respect of any Letter of Credit.

32.4    Settlement Conditional
        Any settlement or discharge between a Lender and the Fronting Bank shall be conditional upon no security or payment to the Fronting Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.

32.5    Exercise of Rights
        The Fronting Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Lender by this Agreement or by law:

        (a) to take any action or obtain judgment in any court against the Borrower;

        (b) to make or file any claim or proof in a winding-up or dissolution of the Borrower; or

        (c) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower under this Agreement.

                                   SECTION 11
                                 ADMINISTRATION

33.     PAYMENT MECHANICS

33.1    Payments to the Agent

        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

33.2    Distributions by the Agent
        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback) and Clause 29.23 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

33.3    Distributions to an Obligor
        The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4    Clawback

        (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5    Partial payments

        (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

             (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under the Finance Documents;

             (ii) secondly, in or towards payment of any demand made by the Fronting Bank in respect of a payment made or to be made by it under a Letter of Credit;

             (iii) thirdly, in or towards payment pro rata of any accrued interest, commission or Fronting Bank Fee due but unpaid under this Agreement;

             (iv) fourthly, in or towards payment pro rata of any Outstandings due but unpaid under this Agreement; and

             (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above.

        (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6    No set-off by Obligors
        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7    Business Days

        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8    Currency of account

        (a) Subject to paragraphs (b) to (f) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or
                  Unpaid Sum is denominated on its due date.

        (c) Each payment in respect of a Letter of Credit (including any Cash Collateral in respect of a Letter of Credit) shall be made in the Base Currency.

        (d) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

        (e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

        (f) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

33.9    Change of currency

        (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

             (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the German Borrower); and

             (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the German Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.     SET-OFF

        A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.     NOTICES

35.1    Communications in writing

        (a) Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

        (b) Any document to be delivered pursuant to Clause 4.1 (Initial conditions precedent) shall be delivered in original form or a certified copy, certified as a true and up-to-date copy by an authorised signatory.

        (c) Any Utilisation Request shall be confirmed by letter, although failure to do so shall not invalidate the original request.

35.2    Addresses
        The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a)  in the case of each Obligor, that identified with its name below;

        (b) in the case of each Lender and the Fronting Bank, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        (c) in the case of the Agent and the Security Agent, that identified with its name below,

        or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

35.3    Delivery

        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

             (i)    if by way of fax, when received in legible form; or

             (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

             (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

             and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Agent's signature below (or any substitute department or officer as the Agent shall specify in writing for this purpose).

        (c)  All notices from or to an Obligor shall be sent through the Agent.

        (d) Any communication or document made or delivered to the German Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

        (e) All notices to a Lender or the Fronting Bank from the Security Agent shall be sent through the Agent.

35.4    Notification of address, fax number and telex number
        Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 35.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

35.5    Electronic communication

        (a) Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent, the Fronting Bank and the relevant Lender:

             (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

             (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

             (iii) notify each other of any change to their address or any other such information supplied by them.

        (b) Any electronic communication made between the Agent or the Security Agent and a Lender and/or the Fronting Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender or the Fronting Bank to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

35.6    English language

        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

             (i)    in English; or

             (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.     CALCULATIONS AND CERTIFICATES

36.1    Accounts
        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2    Certificates and Determinations
        Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall contain reasonable details of the relevant calculation and is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

36.3    Day count convention
        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Mandated Lead Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.     AMENDMENTS AND WAIVERS

39.1    Required consents

        (a) Subject to Clause 39.2 (Exceptions) and Clause 29.21 (Release of Transaction Security) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

        (b) The Agent, or in respect of the Security Documents the Security Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

39.2    Exceptions

        (a) An amendment or waiver that has the effect of changing or which relates to:

             (i)    the   definition   of  "Majority   Lenders"  in  Clause  1.1
                    (Definitions);

             (ii)   the definition of "Availability Period";

             (iii) an extension to the date of payment of any amount of principal, interest, fees or commission under the Finance Documents;

             (iv) a reduction in the Margin, the L/C Commission Rate or a reduction in the amount of any payment of principal, interest, fees or commission payable;

             (v)    an increase in or an extension of any Commitment;

             (vi)   a change to the Borrowers or Guarantors;

             (vii) any provision which expressly requires the consent of all the Lenders;

             (viii) Clause 2.2 (Finance Parties' rights and obligations), Clause
                    21 (Guarantee and indemnity), Clause 27 (Changes to the Lenders) or this Clause 39;

             (ix)   the nature or scope of the Charged Property or the manner in
                    which  the  proceeds  of  enforcement  of  the   Transaction
                    Security are distributed,

             shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Mandated Lead Arranger or the Fronting Bank may not be effected without the consent of the Agent, the Security Agent, the Mandated Lead Arranger or the Fronting Bank.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

40.     GOVERNING LAW

        This Agreement is governed by the laws of the Federal Republic of Germany.

41.     ENFORCEMENT

41.1    Jurisdiction of German courts

        (a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

        (b)  The Parties agree that the courts of Frankfurt am Main are the most
             appropriate   and   convenient   courts  to  settle   Disputes  and
             accordingly no Party will argue to the contrary.

        (c) This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2    Service of process
        Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

        (a) irrevocably appoints the German Borrower as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; and

        (b)  agrees  that  failure  by a process  agent to notify  the  relevant
             Obligor  of  the  process  will  not  invalidate  the   proceedings
             concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                 EXECUTION PAGE

The Borrowers

KRONOS TITAN GMBH & CO. OHG

By: Dr. Ulrich Fiand                Volker Roth

Address: Peschstra(beta)e 5
                  51373 Leverkusen
                  Germany
Tel:              +49 214 3562201

Fax:              +49 214 42162

E-mail:           volker.roth@nli-usa.com

Attention of:     Volker Roth - Financial Controller



KRONOS EUROPE S.A./N.V.

By: Erik van der Auwera

Address: Langerbruggekaai 10

                  B 9000 Gent

                  Belgium

Tel:              +32 925 40341

Fax:              +32 925 36553

E-mail:           Erik.VanderAuwera@nli-usa.com

Attention of:     Erik Van Der Auwera



KRONOS TITAN AS

By: Terje Karlsen

Address: Titangaten 1

                  Fredrikstad Ostfold

                  Norway

Tel:              +47 69 30 9020

Fax:              +47 69 30 9001

E-mail:           Terje.Karlsen@nli-usa.com, Terje.Haglund@nli-usa.com

Attention of:     Terje Haglund - Financial Controller / Terje Karlsen - Manager

TITANIA AS

By: Terje Karlsen

Address: Titangaten 1

                  Fredrikstad Ostfold

                  Norway

Tel:              +47 69 30 9020

Fax:              +47 69 30 9001

E-mail:           Terje.Karlsen@nli-usa.com, Terje.Haglund@nli-usa.com

Attention of:     Terje Haglund - Financial Controller / Terje Karlsen - Manager



The Guarantors

KRONOS TITAN GMBH & CO. OHG

By: Dr. Ulrich Fiand                Volker Roth

Address: Peschstra(beta)e 5
                  51373 Leverkusen
                  Germany
Tel:              +49 214 3562201

Fax:              +49 214 42162

E-mail:           volker.roth@nli-usa.com

Attention of:     Volker Roth - Financial Controller

KRONOS EUROPE S.A./N.V.

By: Erik van der Auwera

Address: Langerbruggekaai 10

                  B 9000 Gent

                  Belgium

Tel:              +32 925 40341

Fax:              +32 925 36553

E-mail:           Erik.VanderAuwera@nli-usa.com

Attention of:     Erik Van Der Auwera



KRONOS NORGE AS

By: Terje Karlsen

Address: Titangaten 1

                  Fredrikstad Ostfold

                  Norway

Tel:              +47 69 30 9020

Fax:              +47 69 30 9001

E-mail:           Terje.Karlsen@nli-usa.com, Terje.Haglund@nli-usa.com

Attention of:     Terje Haglund - Financial Controller / Terje Karlsen - Manager



Kronos Denmark

KRONOS DENMARK APS

By: Volker Roth

Address: Hanne Vielsens Vej 10

                  2840 Holte

                  Denmark

Tel:              +49 69 214 356 2201

Fax:              +49 214 42 162

E-mail:           volker.roth@nli-usa.com

Attention of:     Volker Roth

The Mandated Lead Arranger

DEUTSCHE BANK AG

By: Olivier Cebelieu                Mark van den Arend

Address: Taunusanlage 12

                  60325 Frankfurt

Tel:              +49 69 910 32426/32423

Fax:              +49 69 910 38793/32427

E-mail:           mark-van-den.arend@db.com; ralph-dieter.vogel@db.com

Attention of:     Mark van den Arend; Ralph-Dieter Vogel



The Agent

DEUTSCHE BANK LUXEMBOURG S.A.

By: Christoph Koch

Address: 2, Boulevard Konrad Adenauer

                  L-1115 Luxembourg

Tel:              +352 421 22331/329

Fax:              +352 421 22287

E-mail:           christoph.koch@db.com; inge.palzer@db.com

Attention of:     Christoph Koch; Inge Palzer



The Security Agent

DEUTSCHE BANK LUXEMBOURG S.A.

By: Christoph Koch

Address: 2, Boulevard Konrad Adenauer

                  L-1115 Luxembourg

Tel:              +352 421 22 331/329

Fax:              +352 421 22 287

E-mail:           christoph.koch@db.com; inge.palzer@db.com

Attention of:     Christoph Koch/Inge Palzer

The Lenders

DEUTSCHE BANK LUXEMBOURG S.A.

By: Christoph Koch

Address: 2, Boulevard Konrad Adenauer

                  L-1115 Luxembourg

Tel:              +352 421 22 331/329

Fax:              +352 421 22 287

E-mail:           christoph.koch@db.com; inge.palzer@db.com

Attention of:     Christoph Koch/Inge Palzer



COMMERZBANK AKTIENGESELLSCHAFT, FILIALE KOLN

By: Christoph Koch

Address: Unter Sachsenhausen 21-27

                  D-50667 Koln

Tel:              +49 221 143 2441/2444

Fax:              +49 221 143 2196

E-mail:           peter.manger@commerzbank.com; stefan.leusser@commerzbank.com

Attention of:     Peter Manger/Stefan Leusser, Abteilung fur Firmenkunden (AFK)



DEN NORSKE BANK ASA, FILIALE DEUTSCHLAND

By: Christoph Koch

Address: Bleichenbrucke 11

                  D-20354 Hamburg

Tel:              +49 40 35 75 2044

Fax:              +49 40 35 75 20 21

E-mail:           holger.graflich@dnb.no

Attention of:     Holger Graflich

DEXIA BANK BELGIUM NV/SA

By: Christoph Koch

Address: Pachecolaan 44

                  B-1000 Brussels

Tel:              +32 2 204 3883

Fax:              +32 2 204 4354

E-mail:           peter.rabaey@dexia.be

Attention of:     Peter Rabaey



KBC BANK NV

By: Christoph Koch

Address: Havenlaan 2

                  B-1080 Brussels

Tel:              +32 9 210 44 63

Fax:              +32 9 210 44 41

E-mail:           etienne.burm@kbc.be

Attention of:     KBC Corporate Branch Gent; Etienne Burm



DRESDNER BANK AG IN KOLN

By: Christoph Koch

Address: Unter Sachsenhausen 5-17

                  D-50450 Koln

Tel:              +49 221 146 2677

Fax:              +49 221 146 3022

E-mail:           Rainer.Weiss@Dresdner-Bank.com

Attention of:     Unternehmenskunden Koln Ost, Mr Weiss

THE FRONTING BANK

KBC BANK NV

By: Christoph Koch

Address: Havenlaan 2

                  B-1080 Brussels

Tel:              +32 9 210 44 63

Fax:              +32 9 210 44 41

E-mail:           etienne.burm@kbc.be

Attention of:     KBC Corporate Branch Gent; Etienne Burm

           SCHEDULE 3 Transfer of Available Commitments/Participations

                                   SIGNATURES

The Borrowers

Kronos Titan GmbH

By: /s/ Ulfert Fiand



Kronos Europe S.A./N.V.

By: /s/ E. Van de Auwera



Kronos Titan AS

By: /s/ Terje Karlsen



Titania AS

By: /s/ Terje Karlsen



Kronos Norge AS

By: /s/ Terje Karlsen



Kronos Denmark ApS

By: /s/ Volker Roth



The Guarantors

Kronos Titan GmbH

By: /s/ Ulfert Fiand



Kronos Europe S.A./N.V.

By: /s/ E. Van de Auwera



Kronos Norge AS

By: /s/ Terje Karlsen



Kronos Denmark ApS

By: /s/ Volker Roth



The Mandated Lead Arranger

Deutsche Bank AG

By: /s/ Authorized Representative



The Agent and Security Agent

Deutsche Bank Luxembourg S.A.

By: /s/ Authorized Representative


The Exiting Lenders

Dexia Bank Belgium N.V./S.A.

By: /s/ Authorized Representative



Dresdner Bank AG in Koln

By: /s/ Authorized Representative



The Continuing Lenders

Deutsche Bank Luxembourg S.A.

By: /s/ Authorized Representative



Commerzbank Aktiengesellschaft, Filiale Koln

By: /s/ Authorized Representative



DnBNOR Bank ASA (as legal successor to Den norske Bank ASA)

By: /s/ Authorized Representative



KBC Bank N.V.

By: /s/ Authorized Representative